UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Focus Enhancements, Inc.
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FOCUS ENHANCEMENTS, INC.
1370 Dell Avenue
Campbell, California 95008
(408) 866-8300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 21, 2007

To Our Stockholders:

The Annual Meeting of Stockholders of Focus Enhancements, Inc. (“Focus”), a Delaware corporation, will be held at 1370 Dell Ave., Campbell, California 95008, on December 21, 2007 at 8:00 a.m., local time.

At our meeting, we will ask you to vote on the following matters:

1.     Election of Directors.  You will have the opportunity to elect two (2) members of the Board of Directors for terms of three years. N. William Jasper and Carl E. Berg are current members of the Board of Directors, and they are our nominees for re-election.

2.     Approve an Amendment to Focus’ 2004 Incentive Stock Plan. You will be asked to approve an amendment to Section 2 of our 2004 Incentive Stock Plan whereby the number of shares of common stock reserved for issuance of restricted stock and upon exercise of options is increased from 4,952,000 to 5,952,000.

3.     Ratification of the selection of our Independent Registered Public Accounting Firm.  You will be asked to ratify the selection of Burr, Pilger & Mayer, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

4.     Other Business.  If other business is properly raised at the meeting or if we need to adjourn the meeting, you will vote on these matters too.

If you were a stockholder as of the close of business on November 8, 2007, you are entitled to vote at the annual meeting of stockholders.

We cordially invite all stockholders to attend the meeting in person.  To assure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope.

Whether or not you expect to attend the annual meeting, please complete, sign, date and promptly mail your proxy in the envelope provided. You may revoke your proxy at any time prior to the annual meeting, and, if you attend the annual meeting, you may revoke your proxy and vote your shares in person.

BY ORDER OF THE BOARD OF DIRECTORS

Gary L. Williams, Secretary

November 16, 2007

Focus Enhancements, Inc.

1370 Dell Avenue
Campbell, California  95008

PROXY STATEMENT

For the
Annual Meeting of Stockholders
to be held on December 21, 2007

GENERAL INFORMATION

This proxy statement contains information about the Focus Enhancements’ (“Focus” or the “Company”) Annual Meeting of Stockholders to be held at 1370 Dell Ave., Campbell, California 95008, on Friday, December 21, 2007 at 8:00 a.m. local time and at any postponements or adjournments of the meeting.

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your votes for use at Focus’ annual meeting of stockholders.

This proxy statement summarizes information that you need to know in order to cast an informed vote.  However, you do not need to attend the meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card.

We will begin sending this proxy statement, notice of annual meeting and the enclosed proxy card on or about November 16, 2007 to all stockholders entitled to vote.  The record date for those entitled to vote is November 8, 2007. On November 8, 2007, there were outstanding 84,644,297  shares of our common stock, 2,744 shares of our Series B Preferred Stock and 417 shares of our Series C Preferred Stock, all of which were entitled to vote.

Our Annual Report for the fiscal year ended December 31, 2006 on Form 10-K and Quarterly Report for the period September 30, 2007 on Form 10-Q, as filed previously filed with the Securities and Exchange Commission (the “SEC”), accompany this proxy statement.

What constitutes a quorum?

To establish a quorum at the annual meeting, a majority of the shares of our common stock and Series B and Series C Preferred Stock voting together as a single class (on an as converted to common stock basis) outstanding on the record date must be present either in person or by proxy.  Focus will count abstentions and broker non-votes for purposes of establishing the presence of a quorum at the meeting.

What vote is required for each proposal?

•                  Proposal 1: Election of Directors. The two nominees for director who receive the most votes cast by holders of our common stock and Series B and Series C Preferred Stock, voting together as a single class (on an as converted to common stock basis) at the annual meeting, will be elected.

•                  Proposal 2: Amendment to the 2004 Incentive Stock Plan. The affirmative vote of a majority of the votes cast at our annual meeting date is required to adopt the proposal to amend the 2004 Incentive Stock Plan (the “Plan”) to increase the number of shares reserved for issuance of restricted stock and upon exercise of options granted thereunder from 4,952,000 to 5,952,000 shares.

•                  Proposal 3: Ratification of the selection of Independent Registered Public Accounting Firm. Current law does not require stockholder ratification of the selection of Burr, Pilger & Mayer, LLP as Focus’ independent registered public accounting firm.  However, we are submitting the selection of Burr, Pilger & Mayer, LLP to you for ratification as a matter of good corporate practice.  If you fail to ratify the selection by a majority of the votes cast, we will reconsider whether to retain Burr, Pilger & Mayer, LLP.  Even if the selection is ratified, we may, in our discretion, direct the appointment of different independent registered public accounting firms at any time during the year if we determine that such a change would be in the best interests of Focus and its stockholders.

•                  Voting Shares Held by Brokers, Banks and Other Nominees.  If you hold your shares in a broker, bank or other nominee account, you are a “beneficial owner” of our common stock.  In order to vote your shares, you must give voting instructions to your bank, broker or other intermediary who is the “nominee holder” of your shares.  We ask brokers, banks and other nominee holders to obtain voting instructions from the beneficial owners of shares that are registered in the nominee’s name.  Proxies that are transmitted by nominee holders on behalf of beneficial owners will count toward a quorum and will be voted as instructed by the nominee holders.

•                  Effect of an Abstention and Broker Non-Votes.  A stockholder who abstains from voting on any or all proposals will be included in the number of stockholders present at the meeting for the purpose of determining the presence of a quorum.  Broker non-votes will not be counted either in favor of or against the election of the nominee or other proposals.  Abstentions will have the same effect as a vote against all proposals other than the election of directors. If a broker indicates on the enclosed proxy card or its substitute that it does not have discretionary authority to vote on a particular matter as to certain shares (“broker non-votes”), those shares will be considered as represented for purposes of determining a quorum.  Under applicable rules, brokers will not have discretionary authority with respect to Proposal Number 2, the proposal relating to the 2004 Incentive Stock Plan.

What are the recommendations of the board of directors?

The Board of Directors of Focus has unanimously approved all of the proposals we are submitting to you:

•                  Election of the named nominees for director;

•                  Amendment to the 2004 Incentive Stock Plan increasing the number of shares of common stock reserved for issuance of restricted stock and upon exercise of options; and

•                  Ratification of the selection of Burr, Pilger & Mayer, LLP as our independent registered public accounting firm.

The Board of Directors recommends a vote “FOR” the nominees for director, “FOR” the amendment and restatement of the Plan, and “FOR” ratification of Burr, Pilger & Mayer, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

How many votes do I have?

Each share of our common stock that you own entitles you to one (1) vote on each proposal. Each share of Series B Preferred Stock and each share of Series C Preferred Stock that you own entitles you to one thousand (1,000) votes on each proposal.  The proxy card indicates the number of shares of our common stock and/or Series B and Series C Preferred Stock that you own.

How many shares of stock are outstanding?

As of November 8, 2007, there were 84,644,297 shares of our common stock outstanding, 2,744 shares of Series B Preferred Stock and 417 shares of Series C Preferred Stock outstanding. For the purposes of this meeting, the 3,161 aggregate shares of preferred stock will be entitled to cast 3,161,000 votes for each proposal to be considered at the annual meeting.

How do I vote by proxy?

Whether you plan to attend the meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided.  Returning the proxy card will not affect your right to vote in person at the meeting.

If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed on each proposal. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

•                  “FOR” the election of the nominees for director;

•                  “FOR” the amendment to the 2004 Incentive Stock Plan increasing the number of shares of common stock available for issuance of restricted stock and upon exercise of options;

•                  “FOR” ratification of the selection of Burr, Pilger & Mayer, LLP as Focus’ independent registered public accounting firm; and

•                  At the discretion of the proxy holder as to any other matter that may properly come before the meeting, including any vote to adjourn the meeting, and as to any matter at a properly re-convened meeting following adjournment or postponement. At the time this proxy statement went to press, we knew of no other matters that needed to be acted on at the meeting other than those discussed in this proxy statement.

Can I change my vote after I return my proxy card?

Yes.  Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised if:

•                  You file either a written revocation of your proxy, or a duly executed proxy bearing a later date, with the Corporate Secretary of Focus prior to the meeting; or

•                  You attend the meeting and vote in person.

Your presence at the meeting will not revoke your proxy unless and until you present proper documentation and vote in person. However, if your shares are held in the name of your broker, bank or other nominee, and you wish to vote in person, you must bring an account statement and a letter of authorization from your nominee so that you can vote your shares.

How will Focus executive officers and directors vote?

On the record date of November 8, 2007, our executive officers and directors, including their affiliates, had voting power with respect to an aggregate of 9,017,499 shares of our common stock, or approximately 10.1% of the outstanding shares of common stock, which includes 2,744 shares of Series B Preferred Stock and 417 shares of Series C Preferred Stock which are collectively convertible into 3,161,000 shares of our common stock for purposes of voting at the annual meeting of stockholders.  We currently expect that such officers and directors will vote all of their shares in favor of each of the nominees for director and in favor of each of the proposals to be voted on at the annual meeting of stockholders.

What are the costs of solicitation of proxies?

We will bear the cost of solicitation of proxies from our stockholders and the cost of printing and mailing this document. In addition to solicitation by mail, Focus’ directors, officers and employees may solicit proxies from stockholders by telephone, in person or through other means. These persons will not receive additional compensation, but they will be reimbursed for the reasonable out-of-pocket expenses they incur in connection with this solicitation.  We also will make arrangements with brokerage firms, fiduciaries and other custodians who hold shares of record to forward solicitation materials to the beneficial owner of these shares.  We will reimburse these brokerage firms, fiduciaries and other custodians for their reasonable out-of-pocket expenses in connection with this solicitation.  In addition, we may pay for and utilize the services of other individuals or companies we do not regularly employ in connection with the solicitation of proxies.

Will there be any other matters considered at the annual meeting?

We are unaware of any matter to be presented at the annual meeting other than the proposals discussed in this proxy statement.  If other matters are properly presented at the annual meeting, then the persons named in the proxy will have authority to vote all properly executed proxies in accordance with their judgment on any such matter, including any proposal to adjourn or postpone the meeting. If you vote against any proposal (other than a proposal regarding the election of directors or ratification of registered public accounting firms), your proxy will not vote in favor of any proposal to adjourn or postpone the meeting if such postponement or adjournment is for the purpose of soliciting additional proxies to approve the proposal that you voted against.

Can I view a list of stockholders?

The names of stockholders of record entitled to vote at the annual meeting will be available to stockholders entitled to vote at the annual meeting for ten days prior to the annual meeting for any purpose germane to the annual meeting, between the hours of 9:00 a.m. and 5:00 p.m., at our principal executive offices at 1370 Dell Avenue, Campbell, California 95008, by contacting the Secretary of the Company at such offices.

STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to be Considered for Inclusion in Focus’ Proxy Materials.    If you wish to submit a proposal for consideration at our 2008 Annual Meeting of Shareholders, you may do so by following the procedures prescribed in the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in our proxy statement and proxy materials, our Corporate Secretary must receive your proposal no later than July 19, 2008.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if (a) we receive notice of the proposal before the close of business on October 2, 2008 and advise stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on the matter, or (b) we  do not receive notice of the proposal prior the close of business on October 2, 2008. If the date for our annual meeting in 2008 is changed by more than 30 days from the date of this year’s meeting, then a proposal must be received within a reasonable time before we begin to print and mail our proxy materials for 2008.  See “Where You Can Find More Information” below for our address.

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting.  Pursuant to our Bylaws, in order for any other matter to be properly considered at our annual meeting, such proposal/matter must be submitted to our Corporate Secretary no later than the 60th day (October 22, 2008) nor earlier than the close of business on the 90th day (September 22, 2008) prior to the first anniversary of this annual meeting.  In the event next year’s annual meeting is more than 30 days before or more than 60 days after the anniversary date, to be timely, stockholder notices much be delivered not earlier than the close of business on the later of the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by Focus. Notices of intention to present proposals at the 2008 annual meeting should be addressed to Secretary, Focus Enhancements, Inc., 1370 Dell Avenue, Campbell, California 95008.  Focus reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Bylaws provide that the number of directors of Focus shall be determined by resolution of the Board of Directors but in no event shall be less than three.  The number of directors is currently set at seven (7).

The Board of Directors recommends the election as directors the nominees listed below, to hold office for the terms indicated and until their successors are elected and qualified or until their earlier death, resignation or removal. Messrs. Jasper and Berg are being nominated for three-year terms. The person named as “Proxy” on the enclosed proxy card will vote the shares represented by all valid returned proxies in accordance with the specifications of the stockholders returning such proxies.  If at the time of the Annual Meeting of Stockholders one or more of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the proxy statement will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

Our full Board of Directors acts as the nominating committee.  A stockholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the Secretary of Focus in accordance with Section 7.A. of Focus’ Bylaws.  See “How can stockholders nominate directors?” Nominations for this year’s meeting were due September 7, 2007, 60 days prior to the first anniversary of our 2006 annual meeting which was held on November 7, 2006.

The following sets forth the name and age as of November 8, 2007 of each nominee for director and the term he has been nominated to serve:

Name	Age	Term to Expire
N. William Jasper	59	2010
Carl E. Berg	70	2010

N. William Jasper, Jr. has served as Chairman of our Board of Directors since December 20, 2002. Mr. Jasper became a member of our Board of Directors on March 6, 2001, in connection with our acquisition of Videonics. Mr. Jasper had previously served as a member of the Videonics Board of Directors since August 1993. Mr. Jasper is the President and Chief Executive Officer of Dolby Laboratories, Inc., (NYSE: DLB) a signal processing technology company located in San Francisco, California. He has been President since 1983 and serves on Dolby Laboratories’ Board of Directors. Mr. Jasper holds a B.S. in Industrial Engineering from Stanford University and an M.B.A. from the University of California, Berkeley. Mr. Jasper’s term expires at the Annual Meeting in 2007. See also “Certain Relationships.”

Carl E. Berg, a co-founder of Videonics, served on Videonics’ Board of Directors from June 1987 through its acquisition by Focus in January 2001.  In connection with the Videonics acquisition, Mr. Berg became one of our directors. Since 1997 Mr. Berg has been Chief Executive Officer and a director for Mission West Properties, (AMEX: MSW) a real estate investment company located in Cupertino, California. Mr. Berg is also a member of the Board of Directors of Valence Technology, Inc., (NasdaqCM: VLNC) a developer of advanced rechargeable battery technology and MoSys Inc., (NasdaqGM: MOSY) a developer of memory technology for semiconductors. Mr. Berg holds a B.A. degree from the University of New Mexico. Mr. Berg’s term expires at the Annual Meeting in 2007. See also “Certain Relationships.”

The following directors are continuing in office pursuant to their terms as indicated and are not up for election this year:

Name	Age	Term to Expire
William B. Coldrick	65	2009
Michael L. D’Addio	63	2009
Tommy Eng	49	2008
Brett A. Moyer	49	2008
Sam Runco	59	2008

William B. Coldrick has served as our Director since January 1993 and was our Executive Vice President from July 1994 to May 1995. Mr. Coldrick is currently a principal of Enterprise Development Partners, a consulting firm serving emerging growth companies that he founded in April 1998. From July 1996 to April 1998, Mr. Coldrick was Group Vice President and General Manager of Worldwide Field Operations for the Computer Systems Division of Unisys Corp. From 1982 to 1992, Mr. Coldrick served with Apple Computer Inc. in several senior executive positions including Senior Vice President of Apple USA from 1990 to 1992. Prior to joining Apple Computer Inc., Mr. Coldrick held several sales and marketing management positions with Honeywell Inc. from 1968 to 1982. Mr. Coldrick holds a Bachelor of Science degree in Marketing from Iona College in New Rochelle, New York. Mr. Coldrick’s term as a director expires in 2009.

Michael L. D’Addio joined us on January 16, 2001, in connection with our acquisition of Videonics, Inc., and served as our President, Chief Executive Officer and Director until September 30, 2002 when he voluntarily resigned as President and Chief Executive Officer. Mr. D’Addio is currently the CEO and Director of Fuze Media Systems, a technology company located in San Jose California which produces home media systems. He is also the President of Arrha Incorporated, which is principally involved in management consulting to entrepreneurial technology companies. Mr. D’Addio served as President and Chief Executive Officer of Coaxsys, Inc., a network technology company located in Los Gatos, California from January 2003 to May 2006. Mr. D’Addio was a co-founder of Videonics, and had served as Chief Executive Officer and Chairman of the Board of Directors since Videonics’ inception in July 1986. In addition, Mr. D’Addio served as Videonics’ President from July 1986 until November 1997. From May 1979 through November 1985 he served as President, Chief Executive Officer and Chairman of the Board of Directors of Corvus Systems, a manufacturer of small computers and networking systems. Mr. D’Addio holds an A.B. degree in Mathematics from Northeastern University. Mr. D’Addio’s term as a director expires in 2009. See also “Certain Relationships.”

Tommy Eng has served as our Director since January 2004. Mr. Eng is a founding partner in Exa Ventures, a venture capital investment firm specializing in IT, semiconductor, communication, multimedia technology/services/content, software, and incubation of early stage technology companies where he as been a partner since October 2004. Prior to Exa Ventures, Mr. Eng was the founder of Tera Systems, a privately-held Electronic Design Automation (EDA) company. At Tera Systems Mr. Eng held various management positions, including President, CEO and Vice Chairman from 1996 to 2004. Mr. Eng has more than 20 years of management and entrepreneurial startup experience in software/hardware design, system/IC design, IP business, design services business, and EDA. Prior to Tera Systems, Mr. Eng held various executive and engineering positions at Mentor Graphics, Silicon Compiler Systems, and Bell Labs. Mr. Eng holds an M.S. in Electrical Engineering from the University of California, Berkeley. Mr. Eng also serves on the Board of Directors of MoSys Inc., (NasdaqGM: MOSY) a developer of memory technology for semiconductors. Mr. Eng’s term as a director expires in 2008.

Brett A. Moyer joined us in May 1997. On September 30, 2002 he assumed the role of President and Chief Executive Officer and became a member of our Board of Directors. From May 1997 to September 29, 2002, Mr. Moyer served as our Executive Vice President and Chief Operating Officer. From February 1986 to April 1997, Mr. Moyer worked at Zenith Electronics Corporation, Glenview, Illinois, where he had most recently been the Vice President and General Manager of Zenith’s Commercial Products Division.  Mr. Moyer is also a member of the Board of Directors of NeoMagic Corporation, (NasdaqGM: NMGC) a developer of semiconductor chips and software that enable multimedia applications for handheld devices and HotChalk, a developer of software for the educational market. Mr. Moyer has a Bachelor of Arts in Economics from Beloit College in Wisconsin and a Masters of International Management with a concentration in finance and accounting from The American Graduate School of International Management (Thunderbird). Mr. Moyer’s term as a director expires in 2008.

Sam Runco has served as our Director since August 2004. Mr. Runco is the founder and Chief Executive Officer of Runco International, incorporated in 1987, a world leader in high-end home theater, video display technology, located in Union City, California. Mr. Runco has more than 30 years of experience in the home theater industry, is a respected leader in the consumer video projection industry, and is credited by numerous publications with coining the term “Home Theater.” Mr. Runco plays a leadership role in the industry as a member of numerous organizations and associations and is the recipient of CEDIA’s (Consumer Electronic Design and Installation Association) peer-selected Lifetime Achievement Award as well as Dealerscope’s Magazine Hall of Fame. Mr. Runco is also in his fourth term on the Board of Directors of the Consumer Electronics Association (CEA) and is on the Board of the CEA Video Division. Mr. Runco’s term expires in 2008.

Non-Director Executive Officers

Michael F. Conway joined us on January 2001 in connection with the acquisition of Videonics, Inc. In March 2005 he assumed the role of Senior Vice President of Strategy and Business Development, where his responsibilities include strategic product planning and technological liaison. Mr. Conway had served as Vice President of Marketing for Videonics since February 2000, and prior to that was the Director of Technical Marketing where he focused on Internet marketing. Mr. Conway joined Videonics in May 1996 with the acquisition of the start-up KUB Systems Inc., where he served in various management and engineering positions. From 1988 to 1993, Mr. Conway was a Product Engineer for Abekas Video Systems and from 1985 to 1987 was an Operations Engineer with WLEX-TV, an NBC affiliate in Lexington, Kentucky. Mr. Conway serves on the National Academy of Television Arts and Sciences (NATAS) Engineering Emmy Awards Committee. Mr. Conway holds a B.S. in Electrical Engineering from the University of Kentucky and a Technology Management Certificate from California Institute of Technology.

Thomas M. Hamilton joined us in September 1996 and in July 2001 assumed the role of Executive Vice President and General Manager of the Focus Semiconductor Group. From September 1996 to July 2001, Mr. Hamilton

served as Vice President of Engineering and our Chief Technical Officer. From 1992 to 1995, Mr. Hamilton was President, Chief Executive Officer and in 1995-1996 Vice President of Software Development and in 1996 served once more as CEO of TView, Inc., a company of which he was a co-founder and which was acquired by us. From 1985 to 1990, Mr. Hamilton was Vice President of Engineering of TSSI. From 1973 to 1985, Mr. Hamilton held a variety of engineering and marketing management positions at Tektronix, Inc. Mr. Hamilton has a B.S. in Mathematics from Oregon State University.

Peter T. Mor joined us in February 2005 as our Senior Vice President of Engineering and Operations. Prior to joining Focus, Mr. Mor served as Vice President of Engineering for Sony Corporation’s VAIO notebook and desktop personal computers and peripherals from August 2000 to January 2005. At Sony Corporation, Mr. Mor was responsible for six departments, and over 100 hardware, software, and network engineers or consultants. Prior to Sony Corporation, Mr. Mor served as Vice President of Engineering and Operations for AMAX Engineering, and has served in managerial roles at Qume Corporation, Xerox Corporation, and Fujitsu Ltd. Mr. Mor holds a B.S. in Electrical Engineering from Cheng Kung University, Taiwan, and an M.S. in Computer Science from the University of Oregon.

Norman Schlomka has served as Managing Director of COMO Computer and Motion GmbH (“COMO”), our wholly owned European subsidiary, which develops and manufactures video editing and archiving solutions. He has served as our Senior Vice President of European Operations since February 2006. Mr. Schlomka joined us in February 2004 as Managing Director of COMO and Vice President of European Operations in connection with our acquisition of COMO. Mr. Schlomka was a founder of COMO, and had served as Managing Director of COMO since its inception in 1990. Mr. Schlomka holds an Electrical Engineering degree from the University of Braunschweig, Germany.

Gary L. Williams has served as our Secretary, Executive Vice President of Finance and CFO since February 2005. Mr. Williams joined us as Secretary, Vice President of Finance and CFO in January 2001, in connection with the acquisition of Videonics, Inc. Mr. Williams had served Videonics as Vice President of Finance, CFO and Secretary since February 1999. From February 1995 to January 1999, Mr. Williams served as Videonics’ Controller. From July 1994 to January 1995, he served as Controller for Western Micro Technology, a publicly traded company in the electronics distribution business. From January 1990 to June 1994, Mr. Williams worked in public accounting for Coopers & Lybrand LLP. Mr. Williams is a Certified Public Accountant and has a Bachelors Degree in Business Administration, with an emphasis in Accounting, from San Diego State University.

BOARD MEETINGS AND COMMITTEES

What are the responsibilities of our board of directors and committees?

Our business, property and affairs are managed by or, are under the direction of, the Board of Directors pursuant to the General Corporation Law of the State of Delaware and our bylaws.  Members of the Board of Directors are kept informed of the company’s business through discussions with the Chairman of the Board, our  Chief Executive Officer and with key members of management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. During the fiscal year ended December 31, 2006, the Board of Directors held a total of five meetings.  In addition, the Board of Directors took action by unanimous written consent on three occasions in 2006.

The Board also has two standing committees: a Compensation Committee and an Audit Committee.

Compensation Committee

The Compensation Committee’s responsibilities are to make determinations with respect to salaries and bonuses payable to executive officers and to administer stock incentive plans. The Compensation Committee is currently comprised of Messrs. Berg, Coldrick and Runco. This Committee met two times during the fiscal year ended December 31, 2006 and took action by unanimous written consent on six occasions in 2006.  In July 2006, the Compensation Committee delegated authority to Mr. Moyer, President and CEO, to issue common stock options to non-executive employees pursuant to a range set forth in the human resource guidelines approved by the Board of Directors. All such grants were to be issued on the 20th of each month or the next business day thereafter. Pursuant to this authority, Mr. Moyer took action six times in 2006. A copy of the charter of the Compensation Committee is available on our website at www.focusinfo.com

Audit Committee

The Audit Committee of the Board is composed of three members and operates under a written charter adopted by the Board of Directors.  The responsibilities of the Audit Committee are contained in the Report of Audit Committee below. The Audit Committee currently consists of Messrs. Berg, D`Addio, and Jasper. All three members are

“independent,” as defined by the Nasdaq current listing standards.  The Board has determined that Mr. Jasper qualifies as an audit committee financial expert as defined in Item 401(h)(1) of Regulation S-K and therefore meets the Nasdaq listing requirements for having related financial expertise.  During the fiscal year ended December 31, 2006, this Committee held four formal meetings. See also “Report of the Audit Committee”.  A copy of the charter of the Audit Committee is available on our website at www.focusinfo.com.

How does the Board select nominees for the Board?

We do not have a formal nominating committee. The Board of Directors believes that it is appropriate for Focus not to have a formal nominating committee in light of the active involvement of the independent directors of the Board in soliciting and evaluating potential nominees as directors.  The Board of Directors considers candidates for Board membership suggested by its members as well as management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Corporate Secretary in writing with whatever supporting material the stockholder considers appropriate.

Once the Board has identified a prospective nominee, it considers such relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Board determines whether to interview the prospective nominee, and, if warranted, one or more independent members of the Board and others as appropriate, interview prospective nominees in person or by telephone.  After completing this evaluation and interview, the majority of the independent members make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of such independent members.

How can stockholders nominate directors?

The procedures for nominating directors, other than by the Board of Directors itself, are set forth in Article I, Section 7 of our bylaws.  Generally, stockholders can nominate persons for election to the Board by giving notice not later than the close of business on the 60th day or not earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting and must include such information as required in the bylaws.  In the event next year’s annual meeting is more than 30 days before or more than 60 days after the anniversary date, to be timely, stockholder nominees must be delivered not earlier than the close of business on the later of the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by Focus.

Executive Sessions of the Board of Directors

We have adopted a policy whereby our independent directors will meet regularly in executive sessions at least twice a year in conjunction with regularly scheduled meetings of the Board of Directors. Independent directors include all directors who are independent as determined by the Board of Directors. The independent directors presently consist of all current Directors except Mr. Moyer.

Independence of Board of Directors

Nasdaq requires that a majority of the Board of Directors be “independent” directors as defined in Nasdaq Rule 4200. We reviewed the independence of the Board of Directors and considered any transaction between each director or any member of his or her family and us. As a result of this review, the Board of Directors has determined that each of the members of the Board of Directors is independent under the Nasdaq definition of “independence” for the Board except for Mr. Moyer, who is not considered independent because of his current employment as an executive officers of Focus.

How do stockholders communicate with the Board of Directors?

Stockholders and other parties interested in communicating directly with members of our Board of Directors individually or as a group may do so by writing to Chairman of the Board, Focus Enhancements, Inc., 1370 Dell Avenue, Campbell, California 95008.  All communications will be compiled by the Secretary and submitted to the Board or the individual directors on a periodic basis. No irrelevant or inappropriate communications, such as advertisements, solicitations and hostile communications, will be forwarded to directors.  Concerns relating to accounting, internal controls or auditing matters are handled in accordance with procedures established by the Audit Committee with respect to such matters.

Does Focus have a policy on attending Annual Meetings?

We encourage, but do not require, all incumbent directors and director nominees to attend our annual meetings of stockholders. At our Annual Meeting of Stockholders on November 7, 2006, one of the seven directors then in office was in attendance.

There is no family relationship between any director or executive officer of Focus.

Does Focus have a Code of Ethics?

We have adopted a Code of Conduct, which is applicable to all of our directors and employees, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Conduct is posted on our website. We intend to file amendments to or waivers from our Code of Conduct (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer) on a Form 8-K with the SEC.

How do we compensate our directors?

Our non-employee directors did not receive cash fees for their services for the year ended December 31, 2006. Non-employee directors are reimbursed for out of pocket expenses incurred in attending board meetings. Non-employee members of our Board of Directors each received 20,000 shares of restricted stock. Directors who served as members of our Audit Committee for the year ended December 31, 2006, each received an additional 10,000 shares of restricted stock. These grants of restricted stock vest in equal annual installments over a four-year period and were issued from the 2004 Amended Stock Incentive Plan.

The following table sets forth compensation information for the year ended December 31, 2006 for each non-employee member of Focus’ Board of Directors.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2) (3)	Option Awards (3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Carl E. Berg	—	$12,871	$6,954	—	—	—	$19,825

William B. Coldrick	—	$12,871	$6,954	—	—	—	$19,825

Michael L. D’Addio	—	$8,581	$5,389	—	—	—	$13,970

Tommy Eng	—	$8,581	$15,978	—	—	—	$24,559

N. William Jasper, Jr.	—	$12,871	$6,954	—	—	—	$19,825

Sam Runco	—	$8,581	$13,937	—	—	—	$22,518

(1)          Our non-employee directors do not receive cash fees for their services, however they are reimbursed for out of pocket expenses incurred in attending board meetings. No director who is an employee receives separate compensation for services rendered as a director.

(2)          Non-employee directors are eligible to participate in our stock incentive plans. During the year ended December 31, 2006, we granted 30,000 shares of restricted stock to Messrs. Berg, Coldrick and Jasper, who each served as members of our Audit Committee. The grant date fair value of each of these equity awards was $61,200. Additionally we issued 20,000 shares of restricted stock to Messrs. Eng, Runco and D’Addio. The grant date fair value of each of these equity awards was $40,800. These grants of restricted stock vest in equal annual installments over a four-year period and were issued from the 2004 Amended Stock Incentive Plan.

(3)          The amounts set forth in these columns reflects the compensation cost recognized during 2006 for financial statement purposes in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS 123R”). For purposes of this table, the value excludes the impact of estimated forfeitures.

At December 31, 2006, the following non-employee directors held the following aggregate number of stock options and shares of restricted stock:

Name	Number of Shares Underlying Unexercised Options	Number of Shares of Stock Awards that have not Vested

Carl E. Berg	79,574	52,500

William B. Coldrick	180,000	52,500

Michael L. D’Addio	70,000	35,000

Tommy Eng	100,000	35,000

N. William Jasper, Jr.	95,669	52,500

Sam Runco	100,000	35,000

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES FOR DIRECTOR.

PROPOSAL 2:

AMENDMENT OF OUR 2004 INCENTIVE STOCK PLAN TO AUTHORIZE THE ISSUANCE OF AN ADDITIONAL 1,000,000 SHARES

Proposed Amendment

On October 22, 2007, the Board of Directors of Focus adopted an amendment to Section 2 of the 2004 Incentive Stock Plan (the “Plan”) whereby the number of shares of common stock reserved for issuance as restricted stock or upon exercise of options granted under the Plan would be increased from 4,952,000 to 5,952,000.  This amendment is subject to approval of the stockholders of Focus.

The current Plan was approved by stockholders at our annual meeting of stockholders on November 7, 2006.  A copy of the 2004 Incentive Stock Plan, as amended, is attached as Appendix A. The amendment to the Plan is subject to the approval by the affirmative vote of holders of a majority of the votes cast at the annual meeting.

Reasons for the Proposed Amendment

                 The primary purpose of the proposed amendment to the Plan is to ensure that Focus will have a sufficient reserve of common stock available under the Plan to provide eligible employees, officers and directors of Focus with continuing opportunity to acquire a proprietary interest in Focus and to align their interests with Focus stockholders.  The amendment will permit the continuation of option and restricted stock awards, which provide long-term incentives to the Plan’s participants.  We believe the Plan helps us compete for, motivate and retain executives and other key employees.

Possible Dilutive Effects of the Plan

The common stock to be issued as restricted stock awards or upon the exercise of options awarded under the Plan may either be authorized but unissued shares of our common stock or shares of our common stock purchased in the open market. Since Focus stockholders do not have preemptive rights, to the extent that we fund the Plan, in whole or in part, with authorized but unissued shares, the interests of current stockholders will be diluted upon exercise of such options.

Description of the Plan

General. The purpose of the Plan is to promote the interests of Focus by providing an inducement to obtain and retain the services of qualified persons.

The Plan is administered by the Board of Directors of Focus. The Board of Directors, subject to the provisions of the Plan, has the power to interpret the Plan, to determine all questions there under, and to adopt and amend any rules and regulations for the administration of the Plan as it may deem desirable.

The number of shares proposed to be authorized for grant under this Plan is 5,952,000, subject to approval by the stockholders at our annual meeting.  Outstanding options or restricted stock awards under the Plan are be subject to adjustment for capital changes. If any options or restricted shares granted under the Plan are surrendered before exercise or lapse without exercise or are otherwise forfeited, in whole or in part, the shares reserved therefor shall continue to be available under the Plan.

Options. The exercise price per share of options granted under the Plan is 100% of the fair-market value of Focus’ common stock on the date of grant. The option exercise price is subject to adjustment to take into account various equity distributions, such as stock splits and stock dividends, and other changes in Focus’ capitalization.

The Plan requires that options granted thereunder will expire on the date that is up to ten (10) years from the date of grant.

Each option granted under the Plan first becomes exercisable upon time periods set by the Compensation Committee of our Board of Directors but in general, options granted to non-executive employees, vest at a rate of 8.33% of the total number of option shares every three months from grant date, and options granted to executive employees and board members vest at a rate of 2.77% of the total number of option shares every month from grant date.  Subject to the terms and conditions of the Plan, an option granted under the Plan shall be exercisable in whole or in part by giving written notice to Focus at its principal executive offices.  The notice must state the number of shares as to which the option is being exercised and must be accompanied by payment in full for such shares.  The vesting of options on each vesting date is conditioned on the optionee having continuously served as a member of the Focus Board of Directors or being employed by Focus through that date.

Such grants would generally be subject to the continued employment or board membership of the participant and, with respect to employees, may also be subject to performance criteria at our discretion. Performance criteria for awards under the Plan may include one or more of the following operating performance measures:

Earnings	Financial return ratios

Revenue	Total stockholder return

Operating or net cash flows	Market share

Generally, if the participant’s employment terminates prior to the completion of the specified employment or the attainment of the specified performance goals, the awards will lapse. We may provide for a pro-rated attainment of the performance criteria or a pro-rated attainment of time-based restrictions. We may also provide for accelerated vesting upon the attainment of certain performance measures or other events.

If an optionee ceases to be a member of the Focus Board of Directors or an employee of Focus for any reason other than death, permanent disability, termination without cause or termination due to a change in control of Focus, then unexercised options granted to such optionee shall, to the extent not then vested, immediately terminate and become void, and any options which are then vested but have not been exercised may be exercised by the optionee for a period of ninety days thereafter. If an optionee ceases to be a member of the Focus Board of Directors or employee of Focus by reason of his or her permanent disability or death, any option granted to such optionee shall become fully vested and may be exercised by the optionee (or by the optionee’s personal representative, heir or legatee) within one year of such event.

Any option or restricted shares granted pursuant to the Plan are not assignable or transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options are exercisable during the optionee’s lifetime only by him or her.

Restricted Stock. In addition to options, the Plan provides that we can also grant shares of restricted stock  to participants. Such grants are subject to the continued employment of the participant and may also be subject to performance criteria at our discretion. Performance criteria for restricted stock awards under the Plan may include one or more of the following operating performance measures:

Earnings	Financial return ratios

Revenue	Total stockholder return

Operating or net cash flows	Market share

Generally, if the participant’s employment terminates prior to the completion of the specified employment or the attainment of the specified performance goals, the awards will lapse. We may provide for a pro-rated attainment of the performance criteria or a pro-rated attainment of time-based restrictions.  Generally, restricted stock will not vest during a period less than one year following the date of an award unless the Compensation Committee determines otherwise.  During the restriction period, the participant is entitled to vote the shares and to receive dividends, if any are declared.

Furthermore, we can grant restricted shares to our directors in lieu of board fees. Currently, Board members do not receive cash compensation for board service.  See “How do we compensate our directors?”

Change in Control. In addition, executive officers are parties to certain agreements that provide for the acceleration of option vesting under certain circumstances upon a change in control as defined in those respective agreements. See “Executive and Director Compensation - Employment Agreements.” We may grant similar rights regarding options or restricted stock awards under this Plan.

Amendments/Termination

The Focus Board of Directors may from time to time adopt amendments, certain of which are subject to stockholder approval, and may terminate the Plan at any time, however, such action shall not affect options previously granted.

Awards Currently Granted under the 2004 Stock Incentive Plan

As of November 8, 2007, we have outstanding restricted stock awards totaling 883,972 shares and options to purchase 2,269,815 shares of common stock under the 2004 Plan since its adoption, leaving 1,296,686 shares reserved for future issuance of restricted stock or upon issuance of options.  The additional 1,000,000 shares that would be available if the amendment to the Plan is adopted would be available for future issuance as determined by the Compensation Committee.

The following table sets forth certain information regarding our existing equity compensation plans as of December 31, 2006

Existing Equity Compensation Plan Information

At November 8, 2007 Plan Category	(a) Number of securities to be issued upon exercise of outstanding options	(b) Weighted - average exercise price of outstanding options	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	5,610,802	$1.17	1,950,614

(1) Focus does not maintain any equity compensation plans that were not submitted to, and approved by, its stockholders.

Federal Income Tax Consequences of the 2004 Stock Incentive Plan

General. The following discussion summarizes certain federal income tax consequences for directors and officers of Focus receiving awards under the Plan and certain tax effects on Focus. However, the summary does not address every situation that may result in taxation. For example, it does not address the tax implications arising from an optionee’s death. Furthermore, there are likely to be federal self-employment tax and state income tax consequences, which are not discussed herein. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended, are not applicable to the Plan.

Options.

•                  Options granted under the Plan will not qualify as “Incentive Stock Options” under Section 422 of the Code.

•                  A director or officer will not recognize any taxable income upon the grant of an option under the Plan, but will generally recognize ordinary compensation income at the time of exercise of the option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

•                  When a director or officer sells the common stock acquired upon exercise of an option, he or she generally will recognize a capital gain or loss equal to the difference between the amount realized upon sale of the stock and his or her basis in the stock (in the case of a cash exercise, the exercise price plus the amount, if any, taxed to the director or officer as compensation income as a result of his or her exercise of the option). If the director’s or officer’s holding period for the stock exceeds one year, the gain or loss will be long-term capital gain or loss.

No tax deduction will be allowed to Focus upon the grant of an option under the Plan. When a director or officer recognizes compensation income as a result of the exercise of an option under the Plan, Focus generally will be entitled to a corresponding deduction for income tax purposes.

Restricted Stock. Upon vesting of shares of restricted stock, those receiving a restricted stock grant will recognize ordinary income equal to the closing price of Focus common stock on the day of vesting and the par value of Focus’ common stock of $0.01, multiplied by the number of shares vesting. Focus will be entitled to a corresponding tax deduction. Subsequent sales of vested restricted stock by a person receiving restricted stock will result in short- or long-term capital gains/losses with no corresponding tax consequences for Focus.

Withholding Taxes. We generally will be entitled to withhold any required tax in connection with the exercise or payment of any award, and may require the participant to pay such tax as a condition to exercise an award.

Vote Required

Approval of the proposed amendment to the 2004 Incentive Stock Plan requires the affirmative vote of the holders of a majority of the votes cast at a duly held stockholders meeting at which there is a quorum.

THE FOCUS ENHANCEMENTS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT OF OUR 2004 STOCK INCENTIVE PLAN.

PROPOSAL 3:

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We have appointed Burr, Pilger & Mayer, LLP (“BPM”) as our independent registered public accounting firm for the year ending December 31, 2007. Burr, Pilger & Mayer, LLP has served as our independent public accountants since June 24, 2005. It is expected that representatives of Burr, Pilger & Mayer, LLP will be present at the meeting and will be available to respond to appropriate questions you may ask.

Fees

The following table sets forth the aggregate audit fees and non-audit related fees that Focus incurred for services provided by BPM and Deloitte Touche, LLP who served as our independent accountants until May 31, 2005, during the years ended December 31, 2006 and 2005, respectively. The table lists audit fees, audit-related fees and all other fees. All services rendered by BPM during the years ended December 31, 2006 and 2005 were furnished at customary rates and terms.

	Years ended December 31,
(In thousands)	2006	2005

Audit fees (1)	$328	$275
Audit-related fees (2)	10	2
Tax fees	—	—
All other fees	—	—

Total	$338	$277

(1)                                  Represents fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements, advice on accounting matters that arose during the audit and audit services provided in connection with other statutory or regulatory filings.

(2)                                  Represents fees for assurance services related to the review of proposed financing agreements

On May 31, 2005, we were notified by Deloitte that Deloitte had resigned as our independent registered public accounting firm effective as of that date. The reports of Deloitte on our financial statements for the  fiscal year ended December 31, 2004 expressed an unqualified opinion and included an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern.  During the year ended December 31, 2004 and thereafter through May 31, 2005, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference thereto in its reports on our financial statements for such years.

During the year ended December 31, 2004 and thereafter through May 31, 2005, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

If you do not ratify the selection of Burr, Pilger & Mayer, LLP as our independent registered public accounting firm, the Audit Committee will reconsider the appointment. However, even if you ratify the selection, the Audit Committee may still appoint a new independent registered public accounting firm at any time if it believes that such a change would be in our best interests and the benefits of our stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the Focus independent registered public accounting firm. In connection with these responsibilities, the Audit Committee adopted a policy for pre-approving the services and associated fees of Focus’ independent registered public accounting firm. Under this policy, the Audit Committee must pre-approve all audit and audit related services. The policy also mandates that no engagements of the Focus independent registered public accounting firm for non-audit services may be entered into without the express approval of the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF PROPOSAL 3.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Who owns more than 5% of our common stock and Series B and Series C Preferred Stock, and what is the beneficial ownership of our common stock and Series B and Series C Preferred Stock of our executive officers and directors?

The following table sets forth information, as of November 8, 2007, regarding the shares of our common stock beneficially owned by those Focus stockholders known by management to own beneficially more than five percent (5%) of our common stock, each of our directors, nominees, and our chief executive officer, chief financial officer, and the other three most highly-compensated executive officers (collectively referred to as the “Named Executives”), as well as all directors and Named Executives as a group.  Except as noted, we believe each person has sole voting and investment power with respect to the shares shown subject to applicable community property laws.

“Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. For example, you beneficially own our common stock not only if you hold it directly, but also indirectly, if you, through a relationship, contract or understanding, have, or share, the power to vote the stock, to sell the stock or have the right to acquire the stock. The percentage of beneficial ownership presented in the table includes shares issuable upon the exercise of stock options and warrants exercisable within 60 days of November 8, 2007 and shares issuable on conversion of our outstanding preferred stock. Shares of common stock issuable upon exercise of stock options and warrants exercisable within 60 days of that date or upon conversion of our preferred stock are deemed outstanding for computing the ownership percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Mr. Carl Berg, a director, owns 100% of our outstanding preferred stock which is convertible into our common stock at a ratio of 1,000 shares of common stock for each share of preferred stock

Name	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership (1)

Brett A. Moyer (2)	575,665	*
Carl E. Berg (3)	5,703,767	6.5%
William B. Coldrick (4)	267,369	*
Michael L. D’Addio (5)	534,932	*
Tommy Eng (6)	160,000	*
N. William Jasper, Jr. (7)	314,669	*
Sam Runco (8)	160,000	*
Michael F. Conway (9)	157,323	*
Thomas M. Hamilton (10)	477,525	*
Peter T. Mor (11)	187,778	*
Gary L. Williams (12)	372,202	*
Norman Schlomka (13)	106,269	*
033 Asset Management (14)	7,948,252	9.4%
Ingalls & Snyder LLC (15)	5,746,707	6.8%
Paul Roiff (16)	7,028,807	8.3%
All executive officers and directors as a group (12 persons) (17)	9,017,499	10.1%

*      Less than 1% of the outstanding common stock.

(1)                Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares.

(2)                Includes 41,563 shares of common stock held directly by Mr. Moyer. Includes 418,805 shares issuable pursuant to outstanding stock options that are exercisable at November 8, 2007, or within 60 days thereafter and 115,297 shares of restricted stock, which are not yet vested but are authorized to vote.

(3)                Includes 2,395,693 shares of common stock held directly by Mr. Berg and 3,161 shares of preferred stock held directly by Mr. Berg, which are convertible into 3,161,000 shares of our common stock. Includes 79,574 shares issuable pursuant to outstanding stock options and 48,148 shares issuable pursuant to warrants that are exercisable at November 8, 2007, or within 60 days thereafter and 67,500 shares of restricted stock, which are not yet vested but are authorized to vote. Mr. Berg owns all of our outstanding preferred stock. Mr. Berg’s address is 10050 Bandley Dr., Cupertino, California 95014.

(4)                Includes 119,869 shares of common stock held directly or indirectly by Mr. Coldrick. Includes 80,000 shares issuable pursuant to outstanding stock options that are exercisable at November 8, 2007, or within 60 days thereafter and 67,500 shares of restricted stock, which are not yet vested but are authorized to vote.

(5)                Includes 434,932 shares of common stock held directly or indirectly by Mr. D’Addio. Includes 45,000 shares issuable pursuant to outstanding stock options that are exercisable at November 8, 2007, or within 60 days thereafter and 55,000 shares of restricted stock, which are not yet vested but are authorized to vote.

(6)                Includes 15,000 shares of common stock held directly or indirectly by Mr. Eng. Includes 100,000 shares issuable pursuant to outstanding stock options that are exercisable at November 8, 2007, or within 60 days thereafter and 45,000 shares of restricted stock, which are not yet vested but are authorized to vote.

(7)                Includes 151,500 shares of common stock held directly or indirectly by Mr. Jasper. Includes 95,669 shares issuable pursuant to outstanding stock options that are exercisable at November 8, 2007, or within 60 days thereafter and 67,500 shares of restricted stock, which are not yet vested but are authorized to vote.

(8)                Includes 15,000 shares of common stock held directly or indirectly by Mr. Runco. Includes 100,000 shares issuable pursuant to outstanding stock options that are exercisable at November 8, 2007, or within 60 days thereafter and 45,000 shares of restricted stock, which are not yet vested but are authorized to vote.

(9)                Includes 6,716 shares of common stock held directly or indirectly by Mr. Conway. Includes 107,958 shares issuable pursuant to outstanding stock options that are exercisable at November 8, 2007, or within 60 days thereafter and 42,649 shares of restricted stock, which are not yet vested but are authorized to vote.

(10)          Includes 134,403 shares of common stock held directly by Mr. Hamilton. Includes 279,914 shares issuable pursuant to outstanding stock options that are exercisable at November 8, 2007, or within 60 days thereafter and 63,208 shares of restricted stock, which are not yet vested but are authorized to vote.

(11)          Includes 165,278 shares issuable pursuant to outstanding stock options that are exercisable at November 8, 2007, or within 60 days thereafter and 22,500 shares of restricted stock, which are not yet vested but are authorized to vote.

(12)          Includes 23,774 shares of common stock held directly by Mr. Williams. Includes 267,720 shares issuable pursuant to outstanding stock options that are exercisable at November 8, 2007, or within 60 days thereafter and 80,708 shares of restricted stock, which are not yet vested but are authorized to vote.

(13)          Includes 5,478 shares of common stock held directly by Mr. Schlomka. Includes 64,672 shares issuable pursuant to outstanding stock options that are exercisable at November 8, 2007, or within 60 days thereafter and 36,119 shares of restricted stock, which are not yet vested but are authorized to vote.

(14)          Includes 206,897 shares that are issuable pursuant to warrants that are exercisable at November 8, 2007, or within 60 days thereafter. Based on a Schedule 13F filed on August 10, 2007 by 033 Asset Management, LLC, located at 125 High Street, Suite 1405, Boston, Massachusetts  02110.  033 Asset Management is the investment manager for (i) 033 Growth Partners I, L.P., (ii) 033 Growth Partners II, L.P., (iii) 033 Growth International Fund, Ltd., and (iv) Oyster Pond Partners, L.P. (each a “Fund,” together, the “Funds”).

(15)          Includes 5,746,707 shares issuable pursuant to convertible notes that are convertible at November 8, 2007. Ingalls & Snyder LLC, is located at 61 Broadway, New York, New York 10006.  Ingalls & Snyder, LLC manages Ingalls & Snyder Value Partners, L.P. under an investment advisory contract.  Ingalls & Snyder Value Partners, L.P. shares beneficial ownership of the 5,746,707 shares with Ingalls & Snyder, LLC.

(16)          Shares held by Paul Roiff, whose address is 74 A Clarendon St, Boston, MA  02116.

(17)          Includes 3,161 shares of preferred stock which are convertible into 3,161,000 shares of our common stock, 1,804,590 shares issuable pursuant to options and warrants to purchase common stock exercisable at November 8, 2007, or within 60 days thereafter and 707,981 shares of restricted stock.

SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Did our directors and officers comply with their section 16(a) beneficial ownership reporting compliance requirements in 2006?

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent (10%) of our equity securities, to file reports of ownership and reports of changes in ownership of our common stock with the SEC.  The SEC requires officers, directors and greater than ten percent (10%) stockholders to furnish us with copies of all Section 16(a) forms they file.

To our best knowledge, based solely on a review of the copies of such forms and certifications furnished to us, we believe that all of our directors and officers, except Mr. Schlomka, have complied with the Section 16(a) filing requirements during the fiscal year ended December 31, 2006. Mr. Schlomka filed a Form 4 on February 14, 2006 reporting one transaction that was two days late. Mr. Schlomka also filed a Form 4 on June 15, 2006 reporting two transactions that were one day late.

REPORT OF AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Focus filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report of the Audit Committee by reference.

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of Focus’ accounting functions and internal controls.  In addition, the Audit Committee reviews the quarterly and financial statements of Focus and any significant accounting issues affecting such statements.  Furthermore, the committee reviews the scope of the audit, and discusses any other audit-related matters, with our independent registered public accounting firm.

The Audit Committee acts under a written charter first adopted and approved by the Board of Directors on June 1, 2000 and subsequently amended.

The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as Focus’ independent registered public accounting firm.  Additionally, and as appropriate, the Audit Committee reviews and evaluates the independent registered public accounting firm’s performance, and discusses and consults with Focus’ management and the independent registered public accounting firm regarding the following:

•                                          The plan for, and the independent registered public accounting firm’s report on, each audit of Focus’ financial statements;

•                                          Focus’ financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders;

•                                          Changes in Focus’ accounting practices, principles, controls or methodologies, or in Focus’ financial statements;

•                                          Significant developments in accounting rules; and

•                                          The adequacy of Focus’ internal accounting controls and financial accounting and auditing personnel.

In connection with these responsibilities, the members of the Board of Directors met with management and the independent registered public accounting firm to review and discuss the financial statements for the fiscal year ended December 31, 2006.  They also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and they discussed with the independent registered public accounting firm that firm’s independence and satisfied itself as to the independent registered public accounting firm’s independence.

Based upon the Board’s of Directors discussions with management and the independent registered public accounting firm, and review of the representations of management and the independent registered public accounting firm, it recommended that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, to be filed with the SEC.

Management is responsible for Focus’ financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Focus’ independent registered public accounting firm is responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of Focus and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent registered public accounting firm included in their report on Focus’ financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accounting firm do not assure that Focus’ financial statements are presented in accordance with generally accepted accounting principles, that the audit of our company’s financial statement has been carried out in accordance with generally accepted auditing standards or that our company’s independent registered public accounting firm are in fact “independent.”

THE AUDIT COMMITTEE
N. WILLIAM JASPER JR., CHAIR
CARL E. BERG
WILLIAM B. COLDRICK

COMPENSATION DISCUSSION AND ANALYSIS

We have adopted a practice of offering competitive compensation to attract, retain and motivate a qualified executive management team. With respect to our Named Executives, this Compensation Discussion and Analysis describes our compensation philosophy and objectives, methodologies to establish their compensation, and the practices under which we administer such programs.

(a)           Compensation Philosophy and Objectives

                                The compensation committee (the “Committee”) consisted entirely of non-employee directors in 2006. In addition to offering market competitive compensation programs, we place strong emphasis on pay for performance, where our primary goal is motivating executive management to reach business and strategic objectives that drive stockholder value. With respect to the Named Executives, our executive compensation programs have been designed to achieve the following key objectives:

•                  To attract and retain talented and experienced executives by offering market competitive compensation programs;

•                  To support a pay-for-performance policy that provides annual cash incentives based on the individual performance of the Named Executives and that of the Company ;

•                  To align the long-term economic interests of the Named Executives with that of the stockholders; and

•                  To encourage the Named Executives to achieve strategic business initiatives that drive shareholder value.

                The Committee believes that these objectives are best achieved by compensation packages including both cash and stock-based compensation, with an emphasis on pay for performance.

(b)           Methodologies for Establishing Compensation

                To determine the appropriate compensation levels for our chief executive officer, the Committee meets outside the presence of all executive officers. With respect to the compensation levels of all other Named Executives, the Committee meets outside the presence of all executive officers except our chief executive officer. The chief executive officer annually reviews the performance of each other Named Executive with the Committee.

                With the input of our human resources department and various salary survey data, the chief executive officer makes recommendations to the Committee regarding base salary levels, target incentive awards, performance goals, special bonuses, and equity incentive awards for the other Named Executives. From time to time, the chief executive officer and the Committee also consider compensation data obtained from proxy disclosures of specific publicly-traded companies (the “Peer Group”). The Peer Group companies typically consist of electronic equipment and semiconductor companies. The companies included in the Peer Group are similar to us in revenue and/or market capitalization. Although the businesses the Peer Group companies operate may or may not compete directly with our various product offerings, but in any case compete with us in the market for executive talent. The Peer Group included: Sipex Corporation, Netlogic Microsystems, Inc., TVIA Inc., Sigma Designs Inc. and Neomagic Corporation.

                Outside the presence of all executive officers of the Company, the Committee is solely responsible for determining the appropriate compensation levels and pay mix for the chief executive officer. The Committee makes its determinations based on CEO compensation survey data and on the pay practices of the Peer Group. With regard to the chief executive officer and the other Named Executives, the Committee generally targets total direct compensation (i.e., base salary, annual cash incentives and value of long-term equity incentives) at or approaching the 50th percentile of the market data. For the fiscal year ended December 31, 2006, the elements of the compensation mix include:

•                  Base salary,

•                  Annual cash bonuses,

•                  Equity-based compensation, and

•                  Broad-based benefits programs.

Base Salary

                The Committee establishes the base salary of each Named Executive based on consideration of the 50th percentile pay levels and on other factors, such as the individual’s performance and experience, company performance and how the salary relates to all employees’ salaries. The Committee considers the recommendations of our chief executive officer and human resources department and the data provided by the compensation surveys in determining the appropriate base salary levels for the Named Executives. The Committee increased base salary levels for our Named Executives by 5% in 2006, with the exception of our executive vice-president and general manager of our semiconductor group. Base salary increases also take into account any terms and conditions provided by any employment agreement with the Named Executive. Although the Committee believes that competitive base salaries are necessary to attract and retain a highly qualified executive team, it feels that a significant portion of executive compensation should be based on actual performance.

Annual Cash Bonuses

                For our Named Executives, annual cash incentive payments under our Management Bonus Plan, are based upon (1) the Company’s attaining specified revenue and operating income targets and (2) achievement of individual management objectives. In setting the target bonus amounts for each of the Named Executives, we consider bonus levels at the 50th percentile of the Peer Group and published survey data. Bonuses paid to the Named Executives, however, are subject to the discretion of the Committee based on its assessment of the participant’s contribution to the organization and industry-specific conditions existing during the applicable period. For 2006, the Committee approved bonus payments to our CEO, CFO, and Executive Vice-President and general manager of our semiconductor group as set forth in our Summary Compensation Table. All other bonus payments to our Named Executives were approved by our CEO pursuant to a delegation of authority under guidelines established by the Committee.

                In addition to the cash bonuses payable under the Management Bonus Plan, special bonuses for extraordinary performance and achievement may be awarded to the Named Executives from time to time. These extraordinary bonus payments are based on the recommendation of the chief executive officer and subject to approval of the Committee. No discretionary bonuses were awarded to the Named Executives in fiscal year 2006.

Equity-Based Compensation

                In 2006, grants of restricted stock were made to the Named Executives pursuant to the 2004 Amended Stock Incentive Plan to aid in their long-term retention and to align their interests with those of our stockholders. Historically, the Committee had emphasized equity-based compensation in the form of stock option grants. However, as a result of Statement of Financial Accounting Standards No. 123R (“SFAS 123R”), the Committee decided to alter its equity-compensation practices by awarding primarily restricted stock rather than stock options. The Committee determined that this mix would be less dilutive to our current stockholders than its traditional option award practices and would reduce the amount of compensation expense that would be recognized in our statements of operations, which in turn would result in higher reported net income or lower net loss.

                The equity-based compensation awarded to the Named Executives is set by the Committee based on the practices of the Peer Group, published survey data and the recommendation of the chief executive officer. The restricted stock grants vest over four years (25% annually on each anniversary of the grant date), subject to the Named Executive’s continued employment with the Company.

Executive Employment Agreements

                Each of the Named Executives has entered into an employment agreement with the Company. The employment agreements have different terms for each Named Executive. The terms provide cash severance of between six and twelve month’s base pay and benefits, including health and disability insurance, upon involuntary termination of employment “without cause” or in the event of voluntary termination for “good reason.” In addition, certain employment agreements provide for unvested stock options and restricted stock grants to become immediately exercisable or no longer subject to vesting restrictions. The terms “cause” and “good reason” are defined in the employment agreements.

Broad-Based Benefits Programs

                These benefits include health, dental, disability and life insurance, paid vacation or personal time and Company contributions to a 401(k) savings and investment plan. Benefits are provided to all employees in accordance with practices within the marketplace and are a necessary element of compensation in attracting and retaining employees.

(c)           Administrative Policies and Practices

                In administering the compensation programs for the Named Executives, the Committee meets when necessary in conjunction with regularly scheduled Board of Director meetings. The Committee also meets telephonically to discuss extraordinary items (such as the hiring or dismissal of a Named Executive). The Committee members regularly confer with our chief executive officer on matters regarding the compensation of the Named Executives and other executive officers. In 2006, the Committee met during the February Board meeting, and conducted the rest of its business in 2006 through written consent. For 2007, the Committee met in February at the regularly scheduled Board meeting and is scheduled to meet again in conjunction wit the regularly scheduled Board of Directors meeting to be held in December 2007.

Timing of Grants of Options and Restricted Stock

                In 2006, we granted restricted stock to our Named Executives, Directors and certain employees and stock options to our other employees at the February compensation committee meeting. It has been our practice to use the date the Committee approves the grants for purposes of establishing the exercise price of the stock options and for purposes of determining the “fair market value” of the restricted awarded to the Named Executives. Accordingly, these grants were effective on February 8, 2006, the compensation committee meeting date.

                Annual refresher grants. If the Committee determines to authorize regularly scheduled “refresher” grants of restricted stock or stock options, such grants will typically be made in February of each year.

                Continuing Grants. In addition to the regularly scheduled “refresher” grants of stock options or restricted stock, the Company may grant stock options or restricted stock to existing employees who are not executive officers for retention, promotion or special bonus reasons or to new employees as part of their recruitment. Beginning in July 2006, this was done on the 20th day of each month or as near thereto as was practicable, under a delegation of authority from the Committee to the Company’s chief executive officer.

                Exercise or Purchase Price of Stock Options/Restricted Stock. In all instances, the exercise price for stock options and the value of restricted stock will be set as the closing price of the Company’s common stock on the grant date, or the closing price on the last day of trading prior to that date if the grant date falls on a weekend or holiday.

Stock Ownership Guidelines

                Stock ownership guidelines have not been implemented by the Committee for our Named Executives. We will continue to periodically review best practices and re-evaluate our position with respect to stock ownership guidelines.

Tax Deductibility and Executive Compensation

                Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to the chief executive officer and other Named Executives to $1 million per individual, unless certain requirements are met which establish that compensation as performance-based. The compensation committee has considered the impact of this tax code provision and attempts, to the extent practical, to implement compensation policies and practices that maximize the potential income tax deductions available to the Company by qualifying such policies and practices as performance-based compensation exempt from the deduction limits of Section 162(m).

                The Committee will continue to review and modify our compensation practices and programs as necessary to ensure our ability to attract and retain key executives while taking into account the deductibility of compensation payments. Awards of stock options under all of the Company’s Stock Plans (the 1998 Non-Qualified Stock Option Plan, 2000 Amended and Restated Incentive Plan, 2002 Amended Non-Qualified Stock Option Plan, and 2004 Amended Stock Incentive Plan) and awards of restricted stock under the 2000 and 2004 Plans are designed generally to satisfy the deductibility requirements of Section 162(m). However, the compensation committee has deemed it desirable to retain the flexibility in rewarding senior management for extraordinary contributions that cannot properly be recognized under a predetermined quantitative plan, and, therefore, bonuses to our Named Executives under the Management Bonus Plan generally will be counted against the $1 million limitation on deductible compensation, and any compensation in excess of such limitation will not be deductible by us. Neither the chief executive officer nor any other Named Executive received compensation in excess of such limitation in 2006.

COMPENSATION COMMITTEE REPORT

                The compensation committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this Annual Report on Form 10-K.

Members of the Compensation Committee

Carl Berg

William B. Coldrick

Sam Runco

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee are Messrs. Coldrick, Berg and Runco. None of our members of our Compensation Committee presently serves or has previously served as an officer of us or our subsidiaries. For information concerning transactions with Mr. Berg, see “Certain Relationships”.

Summary Compensation Table

The following table sets forth information for the year ended December 31, 2006 regarding the compensation of our Chief Executive Officer and the Chief Financial Officer of Focus and the employees, who were, at December 31, 2006, our other three most highly compensated executive officers (each a “Named Executive” and collectively, the “Named Executives”).

Name and Principal Position	Year	Salary	Bonus (1)	Restricted Stock Awards (2) (3)	Stock Option Awards (2) (3)	Non-Equity Incentive Plan Compensation (1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (4)	Total ($)

Brett A. Moyer President & Chief	2006	$324,711	$—	$22,018	$14,464	$157,634	—	$9,800	$528,627
Executive Officer

Gary L. Williams Secretary, Executive Vice	2006	$214,186	$—	$15,413	$11,129	$60,270	—	$6,363	$307,361
President of Finance and
Chief Financial Officer

Michael F. Conway Senior Vice President of	2006	$170,670	$—	$4,076	$15,626	$28,557	—	$4,871	$223,800
Strategy and Business
Development

Thomas M. Hamilton Executive Vice President	2006	$185,000	$—	$5,707	$28,854	$160,843	—	$6,884	$387,288
General Manager,
Semiconductor Group

Peter T. Mor Senior Vice President of	2006	$208,962	$—	$—	$34,390	$24,586	—	$5,696	$273,634
Engineering and

(1)               Amounts earned under our Management Bonus Plan, which in previous years were reported in the “Bonus” column, are now reported in the “Non-Equity Incentive Plan Compensation” column.

(2)               The dollar value of restricted stock awards and stock option awards set forth in these columns is equal to the compensation cost recognized during 2006 for financial statement purposes in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS 123R”). For purposes of this table, the value excludes the impact of estimated forfeitures. This valuation method values restricted stock and stock options granted during 2006 and previous years.

(3)               Information regarding the shares of restricted stock granted to our Named Executives during 2006 is set forth in the Grants of Plan-Based Awards Table.  There were no stock option awards granted to our Named executives in 2006.

(4)               Represents discretionary amounts contributed to the Named Executive’s account under our 401(k) plan.

Grants of Plan-Based Award

The table below sets forth information regarding annual cash incentive compensation, stock option grants and restricted stock grants to the Named Executives in fiscal year 2006.

								All Other Stock Awards:	All Other Option Awards:		Grant Date
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			Number of Shares of Restricted	Number of Shares underlying	Exercise Price of Option	FairValue of Stock and Option
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock (3)	Options (4)	Awards	Awards (5)

Brett A. Moyer	n/a	—	$163,013	(2)	—	—	—
	February 8, 2006							53,729	—	—	$36,536

Gary L. Williams	n/a	—	$75,338	$92,288	—	—	—
	February 8, 2006							37,611	—	—	$25,575

Michael F. Conway	n/a	—	$51,455	$62,647	—	—	—
	February 8, 2006							26,865	—	—	$18,268

Thomas M. Hamilton	n/a	—	$74,000	(2)	—	—	—
	February 8, 2006							37,611	—	—	$25,575

Peter T. Mor	n/a	—	$52,500	$58,800	—	—	—

(1)       The amounts set forth in these columns reflect the annual cash incentive compensation amounts that potentially could have been earned during 2006 based upon the achievement of performance goals under our Management Bonus Plan. The amounts actually paid are included in the “Non-Equity Incentive Plan Compensation” column of the 2006 Summary Compensation Table.

(2)       A portion of Messrs. Moyer and Hamilton cash incentive compensation was based on our semiconductor group’s gross margin achievement compared to plan and was not capped.

(3)       The number of shares of restricted stock granted in February 2006 under our 2004 Amended Stock Incentive Plan. These shares vest annually at the rate of 25% per year.

(4)       There were no stock option awards granted to our Named Executives in 2006.

(5)       The dollar values of restricted stock set forth in this column is equal to the aggregate grant date fair value computed in accordance with SFAS 123R.

Employment Agreements

Brett Moyer is party to an employment contract with the Company effective September 30, 2002.  Pursuant to this employment contract, Mr. Moyer serves as our Chief Executive Officer and President at a current annual salary of $335,000. This employment contract provides for payment of 12 months of salary and accelerated vesting of all options held by Mr. Moyer so as to be immediately exercisable if Mr. Moyer is terminated “without cause,” as defined in the employment contract. Additionally, in the event Mr. Moyer’s contract is not renewed, Mr. Moyer shall receive 12 months of his then current salary. The employment contract provides for incentive bonuses as determined by our Board of Directors, and employee benefits, including health and disability insurance, in accordance with our policies.  The vesting of certain of Mr. Moyer’s options would accelerate so as to be immediately exercisable and restricted stock grants would become immediately vested and no longer subject to restrictions in the event of a “change in control,” as defined in the respective option plan/grant.  Mr. Moyer’s employment contract with us automatically renews for successive one-year terms, unless terminated by either party 30 days prior to the end of the then current term.

Michael Conway is party to an employment contract with the Company effective February 24, 2005.  Pursuant to this employment contract, Mr. Conway serves as our Senior Vice President of Strategy and Business Development at a current annual salary of $183,518. Mr. Conway’s contract automatically renews for one-year terms unless terminated by either party 30 days prior to the end of the then current term.  This employment contract provides for payment of six months of salary, payment of prorated bonus amounts and accelerated vesting of all restricted stock and options held by Mr. Conway so as to be immediately exercisable if Mr. Conway is terminated either “without cause” or in the event of a “change in control,” as defined in the employment contract during the term of the contract.  Mr. Conway’s employment contract with the Company provides for bonuses, as determined by our Board of Directors, and employee benefits, including health and disability insurance, in accordance with Focus’ policies.

Thomas Hamilton is party to an employment contract with the Company effective October 17, 1996, as amended to date, which renews automatically for one-year terms, unless terminated by either party 30 days prior to the end of the then current term.  Pursuant to this employment contract, Mr. Hamilton serves as the General Manager and Executive Vice President of our Semiconductor Group, at a current salary of $195,000.  This employment contract provides for payment of 12 months of salary and accelerated vesting of all options held by Mr. Hamilton so as to be immediately exercisable if Mr. Hamilton is terminated “without cause” as defined in the employment contract during the term of the contract.  Additionally, vesting of certain of Mr. Hamilton’s options would accelerate so as to be immediately exercisable and restricted stock grants would become immediately vested and no longer subject to restrictions in the event of a “change in control,” as defined in the respective option plan/grant.  Mr. Hamilton’s employment contract with us provides for bonuses, as determined by our Board of Directors, and employee benefits, including health and disability insurance, in accordance with Focus’ policies.

Peter Mor is party to an employment contract with the Company effective February 24, 2005.  Pursuant to this employment contract, Mr. Mor serves as our Senior Vice President of Engineering and Operations at a current annual salary of $216,000.  Mr. Mor’s contract automatically renews for one-year terms unless terminated by either party 30 days prior to the end of the then current term. This employment contract provides for payment of six months of salary, payment of prorated bonus amounts and accelerated vesting of all restricted stock and options held by Mr. Mor so as to be immediately exercisable if Mr. Mor is terminated either “without cause” or in the event of a “change in control,” as defined in the employment contract during the term of the contract.  Mr. Mor’s employment contract with us provides for bonuses, as determined by our Board of Directors, and employee benefits, including health and disability insurance, in accordance with Focus’ policies.

Gary Williams is party to an employment contract with the Company effective May 28, 2004.  Pursuant to this employment contract, Mr. Williams serves as our Executive Vice President of Finance and Chief Financial Officer at a current annual salary of $222,000.  Mr. Williams’ contract automatically renews for a one-year term unless terminated by either party 90 days prior to the end of the then current term. This employment contract provides for payment of twelve months of salary, payment of prorated bonus amounts and accelerated vesting of all restricted stock and options held by Mr. Williams so as to be immediately exercisable if Mr. Williams is terminated either “without cause” or in the event of a “change in control,” as defined in the employment contract during the term of the contract.  Mr. Williams’ employment contract with us provides for bonuses, as determined by our Board of Directors, and employee benefits, including health and disability insurance, in accordance with Focus’ policies.

Grants of Restricted Stock during 2006

In 2006, the Compensation Committee approved grants of restricted stock pursuant to the terms of the 2004 Amended Stock Incentive Plan.  The 2004 Plan is administered by the compensation committee of Focus.  The maximum number of shares authorized for grant under the 2004 Plan is 5,952,000. If any options or restricted shares granted under the Plan are surrendered before exercise or lapse without exercise or are otherwise forfeited, in whole or in part, the shares reserved shall continue to be available under the 2004 Plan.  For further information about the 2004 Plan, see “Proposal 2.”

Outstanding Equity Awards at December 31, 2006

The following table sets forth information regarding the number of shares of unexercised stock options and the number of shares and value of unvested restricted stock outstanding on December 31, 2006 for our executive officers named in the Summary Compensation Table.

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options: Exercisable	Number of Shares Underlying Unexercised Options: Unexercisable (1)	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares that have not Vested (2)	Market Value of Shares that have not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares that have not Vested	Equity Incentive Plan Awards: Market Value of Unearned Shares that have not Vested

Brett A.
Moyer	350,000	—		$1.15	Aug 6, 2007
	150,000	—		$0.75	Mar 31, 2013
	52,239	—		$1.57	Jul 22, 2013
	37,763	7,553		$1.38	Jun 1, 2014
	40,000	—		$1.01	Nov 30, 2014
						91,229	$142,317

Gary L.
Williams	25,000	—		$1.15	Aug 6, 2007
	5,220	—		$2.87	Jan 30, 2008
	14,358	—		$1.72	Jun 24, 2008
	43,500	—		$0.90	Feb 17, 2009
	8,700	—		$1.01	Jan 5, 2010
	100,000	—		$0.57	Jan 2, 2011
	36,567	—		$1.57	Jul 22, 2013
	41,667	8,333		$1.38	Jun 1, 2014
						63,861	$99,623

Michael F.
Conway	10,000	—		$1.15	Aug 6, 2007
	6,528	—		$5.75	Aug 19, 2007
	2,610	—		$2.87	Jan 30, 2008
	5,436	—		$1.19	Feb 4, 2010
	3,625	—		$0.57	Jan 2, 2011
	20,315	—		$1.57	Jul 22, 2013
	20,833	4,167		$1.38	Jun 1, 2014
	30,556	19,444		$1.05	Feb 16, 2015
						26,865	$41,909

Thomas M.
Hamilton	95,000	—		$1.15	Aug 6, 2007
	36,567	—		$1.57	Jul 22, 2013
	14,768	2,954		$1.38	Jun 1, 2014
	50,000	—		$1.20	Sep 10, 2014
	100,000	—		$1.01	Nov 30, 2014
	—	120,000		$1.01	Nov 30, 2014
						37,611	$58,673

Peter T.
Mor	106,945	68,055		$1.05	Feb 16, 2015	—	—

(1)       All unexercisable options were granted on June 1, 2004 and become exercisable in 36 equal monthly installments beginning on the first month following the grant date, except for Mr. Hamilton’s option grant of 120,000, expiring on November 30, 2014 and Mr. Mor’s grant for 175,000 expiring on February 16, 2015. Mr. Hamilton’s option for 120,000 shares was made on November 30, 2004 and becomes exercisable in three equal annual installments beginning in the third year following the grant date, unless accelerated in connection with certain performance metrics. Mr. Mor’s option for 175,000 shares was made on February 16, 2005 and becomes exercisable in 36 equal monthly installments beginning on the first month following the grant date.

(2)  Grants of restricted stock vest in four equal installments each year beginning on the first anniversary of the grant date.

(3)       The amounts set forth in this column equal the number of shares of restricted stock indicated multiplied by the closing price of our common stock ($1.56) on December 29, 2006.

Option Exercises and Stock Vested

 The following table sets forth information regarding the number and value of stock options exercised and stock vested during 2006 for our Named Executives.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)

Brett A. Moyer	170,000	$11,475	12,500	$8,250

Gary L. Williams	27,250	$29,697	8,750	$5,775

Michael F. Conway	—	$—	—	$—

Thomas M. Hamilton	125,000	$8,438	—	$—

Peter T. Mor	—	$—	—	$—

(1)       The value realized on the exercise of stock options is based on the difference between the exercise price and the market price of our common stock on the date of exercise.

(2)       The value realized on the vesting of restricted stock awards is equal to the number of shares vesting multiplied by the market price of our common stock on the date of vesting.

Potential Payments Upon Termination or Change in Control

The following table sets forth the potential payments to each Named Executive, assuming involuntary termination “without cause” or voluntary termination for “good reason”, as defined in each Named Executive’s employment agreement, or termination without cause or for good reason following a Change in Control of the Company, in each case as of December 31, 2006.

	Salary and		Stock and Option Awards
Name	Bonus (1)	Benefits (2)	(3)	Total

Brett A. Moyer	$483,659	$15,771	$143,677	$643,107
Gary L. Williams	$275,520	$5,761	$101,123	$382,404
Michael F. Conway	$114,316	$2,821	$52,576	$169,713
Thomas M. Hamilton	$345,843	$15,727	$125,205	$486,775
Peter T. Mor	$129,586	$7,360	$34,708	$171,654

(1)                      Reflects 12 months of salary for Messrs. Moyer, Williams and Hamilton and six months of salary for Messrs. Conway and Mor. Includes incentive bonus compensation for each Named Executive earned through December 31, 2006.

(2)                      Reflects continued coverage under Focus’ benefits plans for those same periods as applicable to the salary payments.

(3)                      Reflects the value of stock options and restricted stock awards accelerated in the event of termination without cause. The value represents (i) for options, the difference between the closing price of Focus’ common stock on the last trading day of 2006 (December 29, 2006 - $1.56), and the option exercise price multiplied by the number of shares as to which vesting would have been accelerated and (ii) for restricted stock, the number of shares of restricted stock for which vesting was accelerated multiplied by the closing price of Focus’ common stock on December 29, 2006 ($1.56).

In the event of a change in control which is not accompanied by a termination of the Named Executive’s employment, the unvested stock and option awards for each Named Executive would accelerate in full and the Named Executive, other than Mr. Hamilton, would be entitled to the amounts set forth in the table above under the heading “Stock and Option Awards”. Because all of Mr. Hamilton’s unvested options do not accelerate upon a Change in Control, Mr. Hamilton would only be entitled to $59,205.

COMPANY STOCK PRICE PERFORMANCE GRAPH

The graph below compares the five-year cumulative total stockholder return on our common stock with the cumulative total return on the Nasdaq US Market Index and the Nasdaq Electronic Components Index for the last five fiscal years ended December 31, 2006, assuming an investment of $100 at the beginning of that five-year period and the reinvestment of any dividends. No dividends were declared or paid by Focus during the five-year period.

The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of our common stock.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

What relationships exist between Focus and its directors and officers and entities with which any director or officer is affiliated?  What is the nature of those relationships?

Pursuant to our written Audit Committee Charter, all related party transactions must be approved or disapproved by the Audit Committee whenever the Audit Committee is informed or becomes aware of any such existing or proposed transaction. Related party transactions means transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.  The Audit Committee reports to the Board all actions taken by it with respect to related party transactions.  One of the members of the Audit Committee, Carl Berg, was a guarantor of certain Company obligations relating to the bank loans described below. The entire Board of Directors approved the transactions with Mr. Berg described below while Mr. Berg recused himself from the discussion and vote. In lieu of audit committee approval, with respect to the other related party transactions described below (i) stock and option grants for Mark D’Addio and Michael D’Addio Jr. were approved by our Compensation Committee and salary and other cash compensation for Mark D’Addio and Michael D’Addio Jr. was approved by our Chief Executive Officer and (ii) contract relating to Mr. Schlomka was assumed by us in connection with our acquisition of COMO, which was approved by our then constituted Board of Directors.

Carl Berg

In December 2002, Mr. Carl Berg, a director of the Company, provided Samsung Semiconductor Inc., one of the Company’s contracted ASIC manufacturers, with a personal guarantee to secure the Company’s working capital requirements for ASIC purchase order fulfillment. Mr. Berg agreed to provide the personal guarantee on the Company’s behalf without additional cost or collateral, as Mr. Berg maintains a secured priority interest in substantially all the Company’s assets. At December 31, 2006, the Company owed Samsung $91,000, under net 30 terms.

In November 2004, we secured a line of credit of up to $4.0 million under which we can borrow up to 90% of our eligible outstanding accounts receivable. This line of credit is collateralized by a personal guarantee from Mr. Berg. In connection with this line of credit, the bank obtained a priority security interest in our accounts receivable. Mr. Berg will maintain his security interest in all our assets, subject to the bank’s lien on accounts receivable.

On June 28, 2005, we signed a term loan agreement with Greater Bay Bank under which we can borrow up to $2.5 million. Mr. Berg has personally guaranteed the term loan. In connection with Mr. Berg’s extension of his personal guarantee, we agreed to continue Mr. Berg’s priority interest in our assets, except for our accounts receivable, which Mr. Berg has subordinated to the bank, and to issue to Mr. Berg a warrant to purchase 100,000 shares of our common stock at an exercise price of $0.81 per share and which expires on June 28, 2009.  The warrant was valued at $42,000 using the Black-Scholes option-pricing model.

In connection with the $10.0 million convertible note financing completed in January 2006, we entered into an amendment to the Intercreditor Agreement by and among Greater Bay Bank, Mr. Berg and the Company, pursuant to which Greater Bay Bank, Mr. Berg and the holders of the notes have defined their relative rights and priorities with respect to the shared collateral, with Greater Bay Bank having a first priority security interest in certain specified collateral of the Company and an Intercreditor Agreement specifying the shared interests of the note holders and Mr. Berg in the collateral securing both the notes (all of the Company’s assets) and Mr. Berg’s guaranty of the Company’s obligations to Greater Bay Bank, subject to the priority security interest of the Greater Bay Bank.

                On March 19, 2007, we entered into a Sixth Amendment to Loan and Security Agreement (“Sixth Amendment”) with Venture Banking Group, a division of Greater Bay Bank N.A. (“Bank”). In connection with this Sixth Amendment, our $4.0 million accounts receivable-based line of credit and $2.5 million term loan, previously maturing on March 23, 2007, were extended to February 23, 2008. In connection with the Sixth Amendment, Mr. Berg agreed to continue to personally guarantee both the $4.0 million account receivable-based line of credit and the $2.5 million term loan to the Bank. In connection with Mr. Berg’s continued extension of his personal guarantee, we agreed to continue Mr. Berg’s priority interest in the Company’s assets, except for our accounts receivable, which Mr. Berg has subordinated to the Bank, and to issue to Mr. Berg a warrant to purchase 48,148 shares of common stock at an exercise price of $1.35 per share. The warrant was valued at $26,000 using the Black-Scholes option-pricing model.

Michael D’Addio

Messrs. Mark D’Addio and Michael D’Addio Jr., both sons of director Michael D’Addio, are employed by Focus as Vice President of Business Development — Emerging Markets and Director of Test and Documentation, respectively. For the year ended December 31, 2006, Mark D’Addio received wages including commission and bonus of $146,113 and received a grant of restricted stock for 21,492 shares which vests in equal annual installments over a four-year period. For the year ended December 31, 2006, Michael D’Addio Jr. received wages of $136,760 and received a stock option grant for 10,746 shares which vests in equal quarterly installments over a four-year period. Neither are executive officers of the Company.

Norman Schlomka

                Norman Schlomka, General Manager of COMO and one of our executive officers since February 2006, owns one third of the building located in Raisdorf, Germany, that COMO occupies. In the year ended December 31, 2006 Focus paid rents of approximately $74,000 related to this building. The lease, entered into on July 1, 2005, runs through June 30, 2008 and calls for monthly payments of approximately $8,000.

General

All material affiliate transactions and loans between our officers, directors, principal stockholders or other affiliates and us are made or entered into on terms that are no less favorable to such individuals than would be obtained from, or given to, unaffiliated third parties and are approved by a majority of the board of directors who do not have an interest in the transactions and who have access, at our expense to our counsel or independent legal counsel.

OTHER BUSINESS

The Board of Directors does not intend to bring any other business before the meeting and, to the knowledge of the Board of Directors, no matters are to be brought before the meeting except as specified in this notice of the meeting.  If any other business does properly come before the meeting, however, the proxies will be voted in accordance with the judgment of the persons voting them.

WHERE YOU CAN FIND MORE INFORMATION

Our common stock is listed on the Nasdaq Capital Market under the symbol “FCSE.”  Focus files annual, quarterly and current reports with the SEC. Please call the SEC at 1.800.SEC.0330 for further information about their public reference rooms. Our public filings are also available from commercial document retrieval services and via the SEC’s Internet website, at http://www.sec.gov. We have enclosed copies of our Annual Report on Form 10-K for the period ended December 31, 2006 and our Quarterly Report on Form 10-Q for the period ended September 30, 2007 with this proxy statement. If you would like another copy of our 2007 Annual Report on Form 10-K, we will send you one without charge. The Annual Report on Form 10-K includes a list of exhibits filed with the SEC, but does not include the exhibits. If you wish to receive copies of the exhibits, we will send them to you upon request.  Expenses for copying and mailing the exhibits to you will be your responsibility.

You may obtain the above-mentioned documents, or additional copies of this document or any of the documents accompanying this proxy statement, by requesting them in writing or by telephone from the Corporate Secretary at the following addresses:

Corporate Secretary
Focus Enhancements, Inc.
1370 Dell Avenue
Campbell, California  95008
(408) 866-8300

If you would like to request documents from us, please do so at least five business days before the date of the annual meeting to receive them before the annual meeting. Alternatively, you can visit our website at www.focusinfo.com for such documents.

You should rely only on the information contained in or accompanying this document to vote your shares at the annual meeting.  We have not authorized anyone to provide you with information that is different from what is contained in or accompanies this document. This document is dated November 16, 2007. You should not assume that the information contained in this document is accurate as of any date other than the date indicated, and the mailing of this document does not create any implication to the contrary.

By Order of the Board of Directors

Gary L. Williams, Secretary

APPENDIX A

FOCUS ENHANCEMENTS, INC.
AMENDED 2004 STOCK INCENTIVE PLAN

1.             Purpose.  This Stock Incentive Plan, to be known as the 2004 Stock Incentive Plan (hereinafter, this “Plan”), is intended to promote the interests of Focus Enhancements, Inc. (hereinafter, the “Company”) by providing an inducement to obtain and retain the services of qualified persons to serve as employees of the Company or members of its Board of Directors (the “Board”).

2.             Available Shares.  The total number of shares of common stock, par value $0.01 per share, of the Company (the “common stock”) for which options or restricted stock may be granted under this Plan shall not exceed 5,952,000 shares, subject to adjustment in accordance with paragraph 2 of this Plan.  Shares subject to this Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company.  If any options or restricted stock granted under this Plan are surrendered or forfeited before exercise or lapse without exercise, in whole or in part, the shares reserved therefore shall continue to be available under this Plan.

In the event of any change in the outstanding shares of common stock or other securities then subject to the Plan by reason of any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, or if the outstanding securities of the class then subject to the Plan are exchanged for or converted into cash, property or a different kind of security, or if cash, property or securities are distributed in respect of such outstanding securities (other than a regular cash dividend), then, unless the terms of such transaction shall provide otherwise, such equitable adjustments shall be made in the Plan and the awards thereunder (including, without limitation, appropriate and proportionate adjustments in (i) the number and type of shares or other securities that may be acquired pursuant to awards theretofore granted under the Plan; (ii) the maximum number and type of shares or other securities that may be issued pursuant to awards thereafter granted under the Plan; (iii) the number of shares of restricted stock that are outstanding; and (iv) the maximum number of shares or other securities with respect to which awards may thereafter be granted to any Participant in any Plan Year) as the Committee determines are necessary or appropriate, including, if necessary, any adjustment in the maximum number of shares of common stock available for distribution under the Plan as set forth in this Section 3. Such adjustments shall be conclusive and binding for all purposes of the Plan.

3.             Administration.  This Plan shall be administered by the by the Compensation Committee, which consists of two or more members of the Board, each of whom shall be both a “Non-Employee Director,” as that term is defined in Rule 16b-3(b)(3)(i) of the Exchange Act, and an “outside director” within the meaning of Section 162(m) of the Code. The Committee shall, subject to the provisions of the Plan, have the power to construe this Plan, to determine all questions hereunder, and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable.  No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any option granted under it.

4.             Grant of Options or Restricted Shares / Eligibility.  Subject to the availability of shares under this Plan, the Committee may make grants of options and/or restricted shares to employees of the Company and/or members of the Board under this Plan from time to time in accordance with the terms of the Plan.

5.             Stockholder Approval.  Anything in this Plan to the contrary notwithstanding, the effectiveness of this Plan and of the grant of all options or restricted stock hereunder is in all respect subject to this Plan and options or restricted stock granted under it shall be of no force and effect unless and until the approval of this Plan by the vote of the holders of a majority of the Company’s shares of common stock present in person or by proxy and entitled to vote at a meeting of stockholders at which this Plan is presented for approval.

6.             Options.  (a) Option Price.  The purchase price of the stock covered by an option granted pursuant to this Plan shall be 100% of the fair market value of such shares on the day the option is granted.  The option price will be subject to adjustment in accordance with the provisions of paragraph 2 of this Plan.  For purposes of establishing the exercise price and for all other valuation purposes under the Plan, the fair market value of a share of common stock on any relevant date will be the closing sales price of the common stock in the case where the common stock is traded on a national securities exchange, the NASDAQ Capital Market or NASDAQ National

Market.  Alternatively, fair market value shall be determined by the average between the highest and lowest sales price quoted (on that date) by an established quotation service if the common stock is quoted on the over-the-counter bulletin board (the “OTCBB”).   If the common stock is not publicly traded on a national securities exchange, the Nasdaq Capital Market, Nasdaq National Market or OTCBB, “fair market value” shall be deemed to be the fair value of the common stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the common stock in private transactions negotiated at arm’s length.

(b)           Period of Option.  Unless sooner terminated in accordance with the provisions of paragraph 6(e) of this Plan, an option granted hereunder shall expire on the date that is ten (10) years after the date of grant of the option.

(c)           Vesting of Options and Non-Transferability of Options.  Options granted under this Plan shall not be exercisable until they become vested.  Options granted under this Plan shall vest in the optionee and thus become exercisable in accordance with the vesting schedule as determined by the Committee from time to time in a option grant letter, or upon the occurrence of a specified event or performance criteria (including certain performance criteria similar to that set forth in paragraph 7(b)(4)), provided, however, the optionee has continuously served as a member of the Board, as an employee of the Company, or in another advisory role to the Company.

The number of shares as to which options may be exercised shall be cumulative, so that once the option shall become exercisable as to any shares it shall continue to be exercisable as to said shares, until expiration or termination of the option as provided in this Plan; provided however, any option granted under this Plan shall in no event be exercised unless and until this Plan has been approved by the Company’s stockholders, but upon such approval the vesting shall become effective as of the date of the grant.

(d)           Non-transferability.  Any option granted pursuant to this Plan shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order and shall be exercisable during the optionee’s lifetime only by him or her.

(e)           Termination of Option Rights.

(1)           Except as otherwise specified in the agreement relating to an option, in the event an optionee ceases to be an employee of Company or a member of the Board, as the case may be, for any reason other than death or permanent disability, any then unexercised portion of options granted to such optionee shall, to the extent not then vested, immediately terminate and become void; except as set forth in paragraphs 6(b) and 6(c), any portion of an option which is then vested but has not been exercised at the time the optionee so ceases to be a member of the Board or an employee may be exercised, to the extent it is then vested by the optionee within ninety days after such event.

(2)           Notwithstanding the foregoing, in the event any optionee who is a member of the  Board  of Directors  (i) ceases to be a member of the Board of Directors at the request of the Company, (ii) is removed without cause, or (iii) otherwise does not stand for nomination or re-election as a director of the Company at the request of the Company, then any portion of any Option granted to such optionee may be exercised, to the extent it is then vested by the optionee within one year after such event.

(3)           Notwithstanding anything to the contrary herein, in no event shall any option be exercised if the optionee is dismissed from employment or removed from the Board of Directors for any one of the following reasons:  (i) disloyalty, gross negligence, dishonesty or breach of fiduciary duty to the Company; or (ii) the commission of an act of embezzlement, fraud or deliberate disregard of the rules or polices of the Company which results in loss, damage or injury to the Company, whether directly or indirectly; or (iii) the unauthorized disclosure of any trade secret or confidential information of the Company; or (iv) the commission of an act which constitutes unfair competition with the Company or which induces any customer of the Company to break a contract with the Company; or (v) the conduct of any activity on behalf of any organization or entity which is a competitor of the Company (unless such conduct is approved by a majority of the members of the Board of Directors).

(4)           In the event that an optionee ceases to be an employee of the Company or a member of the Board, as the case may be, by reason of his or her death or permanent disability, any option granted to such optionee shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the optionee (or by the optionee’s personal representative, heir or legatee, in the event of death) for a period of one year thereafter.

(f)            Exercise of Option.  Subject to the terms and conditions of this Plan and the option agreements, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Secretary of the Company by mail or in person addressed to FOCUS Enhancements, Inc., 1370 Dell Avenue, Campbell, California 95008, at its principal executive offices, or other such address as optionee may be informed from time to time, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares.  Payment may be (a) in United States dollars in cash or by check, (b) in whole or in part in shares of the common stock of the Company already owned by the person or persons exercising the option or shares subject to the option being exercised (subject to such restrictions and guidelines as the Board may adopt from time to time), valued at fair market value determine in accordance with the provisions of paragraph 6 or (c) consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant’s direction at the time of exercise.  Notwithstanding the foregoing, the Committee shall have the authority, in their absolute discretion to settle options that are exercised by way of the “cashless exercise” method described in (c) of this paragraph 9 through an issuance of the “net shares,” where the term “net shares” is the number of shares that is equivalent in value to the fair market value of the underlying stock on the exercise date, as determined in accordance with the provisions of paragraph 5, less the exercise price.  The Company’s transfer agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the optionee as the owner of such shares on the books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the optionee as soon as practicable after payment of the option price in full.  The holder of an option shall not have any rights of a stockholder with respect to the shares covered by the option, except to the extent that one or more certificates for such shares shall be delivered to him or her upon the due exercise of the option.

7.             Restricted Stock.  Restricted stock awards under the Plan shall consist of grants of shares of common stock of the Company subject to the terms and conditions hereinafter provided.

(a)           Grant of Awards.  The Committee shall (i) select the officers and key employees to whom restricted stock may from time to time be granted, (ii) determine the number of shares to be covered by each award granted, (iii) determine the issue price, (iv) determine the terms and conditions (not inconsistent with the Plan) of any award granted hereunder, and (v) prescribe the form of the agreement, legend or other instrument necessary or advisable in the administration of awards under the Plan.  Restricted stock may be granted to Board members in lieu of Board fees.

(b)           Terms and Conditions of Awards.  Any restricted stock award granted under the Plan shall be evidenced by a Restricted Stock Agreement executed by the Company and the recipient, in such form as the Committee shall approve, which agreement shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the Plan as the Committee shall prescribe:

(1)           Number of Shares Subject to an Award:  The Restricted Stock Agreement shall specify the number of shares of common stock subject to the Award.

(2)           Restriction Period:  The period of restriction applicable to each Award shall be established by the Committee but may not be less than one year, unless the Committee determines otherwise.  The Restriction Period applicable to each Award shall commence on the Award Date.

(3)           Consideration:  With respect to employees of the Company, each recipient, as consideration for the grant of an award, shall remain in the continuous employ of the Company for at least one year from the date of the granting of such award, or as otherwise determined by the Committee, and any shares covered by such an award shall lapse if the recipient does not remain in the continuous employ of the Company for at least one year from the date of the granting of the award, except as otherwise determined by the Committee.

(4)           Restriction Criteria:  The Committee shall establish the criteria upon which the Restriction Period shall be based.  Restrictions shall be based upon either or both of (i) the continued employment of the recipient or (ii) the attainment by the Company of one or more of the following measures of operating performance:

a. Earnings	d. Financial return ratios

b. Revenue	e. Total Stockholder Return

c. Operating or net cash flows	f. Market share

The Committee shall establish the specific targets for the selected criteria and, in its judgment, can select additional measures of performance.  These targets may be set at a specific level or may be expressed as relative to the comparable measure at comparison companies or a defined index.  These targets may be based upon the total Company, one or more business units of the Company or a defined business unit that the executive has responsibility for or influence over.  In cases where objective performance criteria are established, the Committee shall determine the extent to which the criteria have been achieved and the corresponding level to which restrictions will be removed from the Award or the extent to which a participant’s right to receive an Award should be lapsed in cases where the performance criteria have not been met and shall certify these determinations in writing.  The Committee may provide for the determination of the attainment of such restrictions in installments where deemed appropriate.

(c)           Terms and Conditions of Restrictions and Forfeitures.  The shares of common stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(1)           During the Restriction Period, the participant will not be permitted to sell, transfer, pledge or assign restricted stock awarded under this Plan.

(2)           Except as provided in Section 7(c)(1), or as the Committee may otherwise determine, the participant shall have all of the rights of a stockholder of the Company, including the right to vote the shares and receive dividends and other distributions provided that distributions in the form of stock shall be subject to the same restrictions as the underlying restricted stock.

(3)           In the event of a participant’s retirement, death or disability prior to the end of the Restriction Period for a participant who has satisfied the one year employment requirement of Section 7(b)(3) with respect to an award prior to retirement, death or disability, or as otherwise determined by the Committee, the participant, or the participant’s estate, shall be entitled to receive that proportion (to the nearest whole share) of the number of shares subject to the Award granted as the number of months of the Restriction Period which have elapsed since the Award date to the date at which the participant’s retirement, death or disability occurs, bears to the total number of months in the Restriction Period.  The participant’s right to receive any remaining shares shall be canceled and forfeited and the shares will be deemed to be reacquired by the Company.

(4)           In the event of a participant’s retirement, death, disability or in cases of special circumstances as determined by the Committee, the Committee may, in its sole discretion when it finds that such an action would be in the best interests of the Company, accelerate or waive in whole or in part any or all remaining time based restrictions with respect to all or part of such participant’s restricted stock.

(5)           Upon termination of employment for any reason during the Restriction Period, subject to the provisions of paragraph (3) above or in the event that the participant fails promptly to pay or make satisfactory arrangements as to the withholding taxes as provided in the following paragraph, all shares still subject to restriction shall be forfeited by the participant and will be deemed to be reacquired by the Company.

(6)           A participant may, at any time prior to the expiration of the Restriction Period, waive all rights to receive all or some of the shares of a restricted stock Award by delivering to the Company a written notice of such waiver.

(7)           Notwithstanding the other provisions of this Section 7, the Committee may adopt rules that would permit a gift by a participant of restricted shares to members of the participant’s immediate family (spouse, parents, children, stepchildren, grandchildren or legal dependants) or to a trust whose beneficiary or beneficiaries shall be either such a person or persons or the participant.

(8)           Any attempt to dispose of restricted stock in a manner contrary to the restrictions shall be ineffective.

8.             Acceleration Upon Change in Control.  The Committee may, in its discretion, provide that unvested awards will accelerate upon the occurrence of a Change in Control.  The terms of such acceleration shall be specifically set out in an agreement upon the grant of an award or pursuant to an employment, severance or similar agreement.

                “Change in Control” shall mean any of the following occurrences:

(a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this definition) whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(c) the stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

9.             Legend on Certificates.  The certificates representing restricted shares or shares issued pursuant to the exercise of an option granted hereunder shall carry such appropriate legend, and such written instructions shall be given to the Company’s transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

10.           Representations of Optionee.  If requested by the Company, the optionee shall deliver to the Company written representations and warranties upon exercise of the option that are necessary to show compliance with Federal and state securities laws, including representations and warranties to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933).

11.           Agreement.  Each option or restricted stock award granted under the provisions of this Plan shall be evidenced by an agreement, which agreement shall be duly executed and delivered on behalf of the Company and by the grantee to whom such award is granted.  The agreement shall contain such terms, provisions and conditions not inconsistent with this Plan as may be determined by the committee and the officer executing it.

12.           Termination and Amendment of Plan.  Awards may no longer be granted under this Plan after May 27, 2014, and this Plan shall terminate when all options granted or to be granted hereunder are no longer outstanding.  The Board may at any time terminate this Plan or make such modification or amendment thereof as it deems advisable; provided, however, that if stockholder approval of the Plan is required by law, the Board may not, without approval by the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and voting on such matter at a meeting, (a) increase the maximum number of shares for which awards may be granted under this Plan (except by adjustment pursuant to Section 8), (b) materially modify the requirements as to eligibility to participate in this Plan, (c) materially increase benefits accruing to option holders under this Plan or (d) amend this Plan in any manner which would cause Rule 16b-3 under the Securities Exchange Act (or any successor or amended provision thereof) to become inapplicable to this Plan  Termination or any modification or amendment of this Plan shall not, without consent of a participant, affect his or her rights under an option previously granted to him or her.

13.           Reorganization or Liquidation of the Company.  In the event of (a) the complete liquidation of the Company, (b) a merger, reorganization, or consolidation of the Company with any other corporation (other than a Subsidiary of the Company) in which the Company is not the surviving corporation, or (c) the sale of all or substantially all of the Company’s assets, any unvested restricted stock and unexercised options then outstanding shall be deemed canceled as of the effective date of such event unless the surviving corporation in any such merger, reorganization or consolidation or the acquiring corporation in any such sale elects to assume the unvested restricted stock and unexercised options under the Plan or to issue substitute unvested restricted stock and options in place thereof.  Notwithstanding anything in this Plan or any option agreement to the contrary, the Company shall not be deemed to have been liquidated by reason of the merger or consolidation of the Company with or into a Subsidiary of the Company in a transaction in which the Company is not the surviving corporation.  The Company shall give each optionee at least thirty (30) days prior written notice of the anticipated effective date of any such liquidation, merger, reorganization, consolidation or sale.  Notwithstanding anything in this Plan or in any Stock Option Agreement to the contrary, (i) all Option exercises effected during the 30-day period prior to the effective date of any such merger, reorganization , consolidation or sale, shall be deemed to be effective immediately prior to the closing of such liquidation, merger, reorganization, consolidation or sale and (ii), if the Company abandons or otherwise fails to close any such liquidation, merger, reorganization, consolidation or sale, then (a) all exercises during the foregoing 30-day period shall cease to be effective ab initio and (b) the outstanding options shall be exercisable as otherwise determined under the applicable option agreement and without consideration of this paragraph 12 or the corresponding provisions of any option agreement.

14.           Withholding of Income Taxes.  The Company shall make appropriate provisions for the payment of any Federal, state or local taxes or any other charges that may be required by law to be withheld by reason of a grant or the issuance of shares of common stock pursuant to the Plan.    At the election of the optionee or restricted stockholder, the withholding obligation may be satisfied: (a) through payment in United States dollars in cash or check, (b) through the optionee’s or restricted stockholder’s surrender of shares of common stock that the optionee or restricted stockholder had owned for more than six (6) months prior to the date of such transfer, (c) by authorizing a Company-approved third party to sell the shares (or a sufficient portion of the shares) acquired upon exercise of the option and remit to the Company a sufficient portion of the sale proceeds to pay any tax withholding resulting from such exercise, and (d) through the Company’s retention of shares of common stock which would otherwise be issued as a result of the exercise of the option or the award of the restricted stock.  Notwithstanding the foregoing, in the case where optionee elects tax withholding alternative (c), the Committee shall have the authority, in their absolute discretion to satisfy the employer tax withholding holding through the Company’s retention of shares of common stock which would otherwise be issued as a result of the exercise of the option.

15.           Compliance with Regulations.  It is the Company’s intent that the Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor or amended provision thereof) and any applicable Securities and Exchange Commission interpretations thereof.  If any provision of this Plan is deemed not to be in compliance with Rule 16b-3, the provision shall be null and void.

16.           Governing Law.  The validity and construction of this Plan and the instruments evidencing options shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

Approved by Board of Directors of the Company, as amended: October 22, 2007.

FOCUS ENHANCEMENTS, INC.

1370 Dell Avenue

Campbell, California 95008

PROXY

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 21, 2007

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints the Board of Directors of Focus Enhancements, Inc., a Delaware corporation  (the “Corporation”), or its designee, proxy of the undersigned, with full power of substitution, to vote all of the shares of the Corporation that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Friday, December 21, 2007 at 1370 Dell Avenue, Campbell, California 95008, at 8:00 a.m., local time, and at any adjournment or postponement thereof as follows:

1.             ELECTION OF DIRECTORS FOR THE TERMS INDICATED

FOR election of the nominee listed below	WITHHOLD AUTHORITY to vote for the nominee	Nominee:

☐	☐	N. William Jasper (term to expire in 2010)
☐	☐	Carl E. Berg (term to expire in 2010)

2.             Proposal to amend the Focus Enhancements, Inc. 2004 Stock Incentive Plan to increase the number of available shares of common stock reserved for issuance of restricted stock and upon exercise of options from 4,952,000 to 5,952,000.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.             Ratification of the selection of Burr, Pilger and Mayer, LLP as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2007.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.             In its discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

                THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE AND FOR PROPOSALS 2 AND 3.

                The undersigned acknowledges receipt from the Corporation prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders, a Proxy Statement dated November 16, 2007, an Annual Report on Form 10-K for the year ended December 31, 2006 and a Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

Dated: , 2007	☐	Please check here if you plan to
attend the Annual Meeting
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SIGNATURE OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER

                PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR ON THIS PROXY. WHEN SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A SIGNER IS A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER, GIVING TITLE AS SUCH. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.